EXHIBIT 10.1

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

COAST L ACQUISITION CORP.,

TPCO HOLDING CORP.

COASTAL MERGERSUB 1, INC.,

COASTAL MERGERSUB 2, LLC,

COASTAL HOLDING COMPANY, LLC

THE MEMBERS IDENTIFIED ON THE SIGNATURE PAGES HERETO

AND

EQUITYHOLDERS’ REPRESENTATIVE

DATED AS OF November 14, 2022

i

TABLE OF CONTENTS

(continued)

ii

EXHIBITS

Exhibit A	Form of First California Certificate of Merger

Exhibit B	Form of Second California Certificate of Merger

Exhibit C	Post-Merger Coastal Operating Agreement

Exhibit D	Amended Exchange Agreement

Exhibit E	Registration Commitment

SCHEDULES

Schedule 1.01	Regulated Subsidiaries

Schedule 2.01	Coastal Transaction Expenses and Coastal Cash

Schedule 2.02(b)	Withheld Shares

Schedule 5.06	Related Party Transactions

Schedule 5.09	Restricted Members

Schedule 6.01(a)	Required Consents

Schedule 6.01(i)(ii)	Continuing Managers

Schedule 6.01(i)(ix)	Releasing Managers and Officers

iii

INDEX OF DEFINED TERMS

Term	Section
Registration Period	Section 1.01
ACA	Section 3.17(i)
Accountant	Section 1.01
Affiliate	Section 1.01
Agreement	Preamble
Agreement Date	Section 1.01
AJCA	Section 3.15(t)
Amended Exchange Agreement	Section 2.02(c)
Balance Sheet	Section 3.05(a)(ii)
Breach	Section 1.01
Business	Section 1.01
Business Day	Section 1.01
Buyer	Preamble
Buyer Board	Section 1.01
Buyer Disclosure Schedule	Section 1.01
Buyer Organizational Documents	Section 1.01
Buyer Parties	Section 1.01
Buyer Shares	Section 1.01
California Approval	Section 1.01
Canadian Securities Laws	Section 1.01
Cannabis	Section 1.01
Cannabis License	Section 1.01
CARES Act	Section 1.01
Cash	Section 1.01
CHC LLC	Preamble
CHC Surviving Company	Recitals
CLLCA	Section 1.01
Closing	Section 2.01(b)
Closing Date.	Section 2.01(b)
Coastal	Preamble
Coastal Board	Section 1.01
Coastal Cash	Section 1.01
Coastal Common Units	Section 1.01
Coastal Data	Section 1.01
Coastal Disclosure Schedule	Section 1.01
Coastal Entities	Section 1.01
Coastal Intellectual Property	Section 3.09(c)
Coastal Non-Voting Common Units	Section 1.01
Coastal Operating Agreement	Section 1.01
Coastal Organizational Documents	Section 1.01
Coastal Parties	Section 1.01
Coastal Series A Units	Section 1.01
Coastal Series B Units	Section 1.01
Coastal Series C Units	Section 1.01
Coastal Software	Section 3.09(f)

iv

INDEX OF DEFINED TERMS

(continued)

Term	Section
Coastal Transaction Expenses	Section 1.01
Coastal Transaction Resolutions	Recitals
Coastal Unitholders	Section 1.01
Coastal Units	Section 1.01
COBRA	Section 3.17(i)
Code	Section 1.01
Company Indemnified Parties	Section 5.10(b)
Concord	Section 1.01
Confidentiality Agreement	0
Contract	Section 1.01
Control	Section 1.01
Controlled Substances Act	Section 1.01
COVID-19	Section 1.01
COVID-19 Requirements	Section 1.01
DCC	Section 1.01
Employee Plan,	Section 3.17(a)
Employee Plans	Section 3.17(a)
Enforceability Limitations	Section 3.01(b)
Environmental and Safety Requirements	Section 1.01
Equity Securities	Section 1.01
Equityholders’ Representative	Section 7.12(a), Preamble
ERISA	Section 1.01
ERISA Affiliate	Section 1.01
Event	Section 1.01
Exchange	Section 1.01
Exchange Act	Section 1.01
Federal Cannabis Laws	Section 1.01
Financial Statements	Section 3.05(a)
First California Certificate of Merger	Section 2.01(c)(i)
First Merger	0
First Merger Effective Time	Section 2.01(c)(i)
Government Official	Section 1.01
Governmental Authority	Section 1.01
Governmental Authorization	Section 1.01
Hazardous Materials	Section 1.01
HMO	Section 3.17(g)
Holder	Section 1.01
Immaterial Software License	Section 3.09(b)
Improper Payment Laws	Section 1.01
Improvements	Section 3.20(c)
Income Tax Return	Section 1.01
Income Taxes	Section 1.01
Indebtedness	Section 1.01
Initial Parties	Preamble

v

INDEX OF DEFINED TERMS

(continued)

Term	Section
Insurance Policies	Section 3.16
Intellectual Property	Section 1.01
Intended Tax Treatment	Section 1.01
IP Contracts	Section 3.09(b)
IRS	Section 1.01
Knowledge	Section 1.01
Law	Section 1.01
Leased Real Property	Section 3.20(b)
Liabilities	Section 1.01
Liens	Section 1.01
LMAJ Settlement	Section 6.01(h)
Local Approval	Section 1.01
Local Licenses	Section 1.01
Location	Section 1.01
Losses	Section 1.01
Material Adverse Effect	Section 1.01
Members	Preamble
Merger Consideration	Section 1.01
Mergers	Section 2.01(a)(ii)
MergerSub	Preamble
MergerSub Board	Section 1.01
MergerSub Organizational Documents	Section 1.01
Nominee Agreements	Section 1.01
Nominees	Section 1.01
Nonqualified Deferred Compensation Plan	Section 3.15(t)
Open Source Software	Section 1.01
Order	Section 1.01
Ordinary Course of Business	Section 1.01
Organizational Documents	Section 1.01
Parent	Preamble
Parent Shares	Section 1.01
Parties	Preamble
Party	Preamble
Permitted Liens	Section 1.01
Person	Section 1.01
Personal Data	Section 1.01
Post-Merger Coastal Operating Agreement	Section 2.01(e)(i)
Pre-Agreement Tax Period	Section 5.09(a)
Privacy and Information Security Requirements	Section 1.01
Proceeding	Section 1.01
Process	Section 1.01
Processing	Section 1.01
Protected Business Contacts	Section 1.01
Protected Personnel	Section 1.01

vi

INDEX OF DEFINED TERMS

(continued)

Term	Section
Qualifying Jurisdictions	Section 1.01
Real Property Leases	Section 3.10(a)(v)
Reference Date	Section 3.07
Refunds Escrow Period	Section 5.07(j)
Registrable Securities	Section 1.01
Regulatory Subsidiaries	Section 1.01
Related Party	Section 1.01
Related Party Transaction	Section 1.01
Release	Section 1.01
Representative	Section 1.01
Requisite Coastal Unitholders	Recitals
Resale Registration Statement	Section 1.01
Restricted Member	Section 5.09(a)
Restricted Period	Section 1.01
Sarbanes-Oxley Act	Section 1.01
SCC	Section 1.01
SEC Documents	Section 1.01
Second California Certificate of Merger	Section 2.01(c)(ii)
Second Merger	Section 2.01(a)(ii)
Second Merger Effective Time	Section 2.01(c)(ii)
Securities Act	Section 1.01
Service Agreements	Section 1.01
Service Provider	Section 1.01
SLO	Section 1.01
Software	Section 1.01
Spreadsheet	Section 1.01
Straddle Period	Section 5.09(a)
Subsidiary	Section 1.01
Surviving Company	Recitals
Systems	Section 3.09(e)
Tail Policies	Section 5.10(b)
Tax	Section 1.01
Tax Proceeding	Section 5.09(e)
Tax Return	Section 1.01
Taxes	Section 1.01
Territory	Section 5.09(a)(iii)
THC	Section 1.01
Trademarks	Section 1.01
Transaction	Recitals
Transaction Document	Section 1.01
Transaction Expenses	Section 1.01
Transfer Taxes	5.07(f)
Treasury Regulations	Section 1.01
U.S.	Section 1.01
U.S. GAAP	Section 1.01
United States	Section 1.01
Unitholder Acknowledgment	Section 1.01
UPA	Preamble
WARN Act	Section 3.18
Warrants	Section 1.01
West LA SPA	Section 1.01

vii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 14, 2022, is entered into by and between Coast L Acquisition Corp., a Delaware corporation (“Buyer”), TPCO Holding Corp., a British Columbia corporation (“Parent”), Coastal MergerSub 1, Inc., a California corporation and wholly owned Subsidiary of Buyer (“MergerSub”), Coastal MergerSub 2, LLC, a California limited liability company (“CHC LLC”), Coastal Holding Company, LLC, a California limited liability company (“Coastal”), the members of Coastal identified on the signature pages hereto solely for purposes of Section 5.09 (the “Restricted Members”) and Julian Michalowski, as the Equityholders’ Representative (the “Equityholders’ Representative”). Buyer, MergerSub, CHC LLC, Coastal and the Equityholders’ Representative are each referred to herein as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, Buyer, Parent, the Equityholder’s Representative, Coastal, and certain members of Coastal signatory thereto (the “Initial Parties”), entered into a Unit Purchase Agreement (the “UPA”) on October 1, 2021, pursuant to which, among other things, the Initial Parties agreed that Buyer would acquire all of the Coastal Units, representing one hundred percent (100%) of the equity interests of Coastal, upon the terms and subject to the conditions set forth in the UPA;

WHEREAS, the Initial Parties have determined that, subject to the terms and conditions of this Agreement, it is advisable and in their best interests and the interests of their respective equity holders (if applicable) to terminate the UPA;

WHEREAS, in consideration of the termination of the UPA, the Parties desire to enter into this Agreement, pursuant to which Buyer will acquire all of the Coastal Units upon the terms and subject to the conditions set forth in this Agreement by means of (a) a merger of MergerSub with and into Coastal, with Coastal surviving such merger (the “CHC Surviving Company”), and (b) a merger of the CHC Surviving Company with and into CHC LLC, with CHC LLC surviving such merger (the “Surviving Company”) and becoming a wholly owned Subsidiary of Buyer (the “Transaction”);

WHEREAS, the Buyer Board, the MergerSub Board and the sole member of CHC LLC have each unanimously determined that the Transaction is in the best interests of Buyer, MergerSub and CHC LLC and fair to their respective equityholders (collectively, the “Buyer Resolutions”);

WHEREAS, the Coastal Board has unanimously determined that the Transaction is in the best interests of Coastal and fair to its equityholders (the “Coastal Board Resolutions”);

WHEREAS, the affirmative vote, whether at a meeting or by a written consent, of resolutions approving the Transaction (the “Coastal Transaction Resolutions”) by the Coastal Unitholders holding at least a majority of each class of Coastal Units voting separately (the “Requisite Coastal Unitholders”) was obtained prior to the date hereof approving the Transaction, this Agreement and the transactions contemplated hereunder; and

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WHEREAS, the Parties intend that, for U.S. federal income tax purposes, the First Merger and the Second Merger, taken together, will constitute an integrated plan described in Revenue Ruling 2001-46, 2001-2 C.B. 321 and qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code (as defined herein) and the Treasury Regulations promulgated thereunder to which each of the Parties are parties under Section 368(a) of the Code and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder.

NOW, THEREFORE in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 CERTAIN DEFINITIONS. For purposes of this Agreement, including the Recitals:

“Accountant” means a regionally recognized independent public accounting firm (a) selected by mutual agreement of the Equityholders’ Representative and Buyer, or if they cannot agree, (b) selected by mutual agreement of the accounting firms regularly used by each of Buyer and Coastal prior to the Closing Date in the conduct of their respective businesses.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person, including (a) in the case of any Person who is an individual, his or her spouse, any of his or her descendants (lineal or adopted) or ancestors, and any of their spouses, (b) in the case of any trust, each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, such trust and each Person that controls, is controlled by or is under common control with such Person, and (c) in the case of an entity, (i) the power to vote a majority of the voting power necessary to elect a majority of the board of managers or directors of such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, by Contract or otherwise.

“Agreement Date” means the date of this Agreement.

“Breach” means any inaccuracy in or breach of, any default under or any failure to perform or comply with any representation, warranty, covenant, obligation or other provision of this Agreement, any Transaction Document or any other Contract.

“Business” means Coastal’s conduct, directly or indirectly, of one or more of the following activities: (a) the ownership, operation and/or management of any California-licensed Cannabis, manufacturing, production or distribution facilities, dispensaries or related businesses; and (b) the development, manufacture, production, distribution, marketing, offering for sale, distribution, delivery and/or sale of any products or services, in each case, relating to Cannabis. For clarity and without limiting the foregoing, the “Business” includes the businesses operated by the Coastal Entities.

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“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in San Jose, California.

“Buyer Board” means the board of directors of Buyer, as constituted from time to time in accordance with the Buyer Organizational Documents.

“Buyer Disclosure Schedule” means the disclosure schedules delivered by Buyer to Coastal on the Agreement Date.

“Buyer Organizational Documents” means the Organizational Documents of Buyer.

“Buyer Parties” means, Buyer and its Affiliates and their respective equityholders and Representatives.

“Buyer Shares” means shares of Common Stock of Buyer.

“California Approval” means, with respect to each applicable Regulated Subsidiary, the approval of the California Department of Cannabis Control (the “DCC”) for the following: (i) the change in control of such Regulated Subsidiary (and with it the applicable Cannabis License) resulting from the consummation of the transactions contemplated by this Agreement, or (ii) alternatively, the issuance of a new or replacement Cannabis License (of similar scope, entitlement, terms and conditions) in connection therewith.

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Jurisdictions and the respective rules and regulations under such laws together with applicable published policy statements, notices, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such Qualifying Jurisdictions, including the rules and policies of the NEO Exchange.

“Cannabis” means all parts of the plant Cannabis sativa L. containing more than 0.3 percent THC, including all compounds, manufactures, salts, derivatives, mixtures or preparations.

“Cannabis License” means any temporary, provisional, term limited or permanent permit, license, registration, variance, clearance, consent, commission, franchise, exemption, order, authorization or approval from any Governmental Authority that regulates the cultivation, manufacture, processing, marketing, sale or distribution of Cannabis products, whether for medical or recreational use, including but not limited to the annual cannabis license issued by the State of California (including by the Bureau of Cannabis Control (or any successor agency), the California Department of Food and Agriculture or the California Department of Public Health, as applicable).

“Cannary Note” means the Secured Promissory Note, dated February 5, 2021, made by SCC in favor of Hua Yuan, Larry Lo, Allen Chen, Tony Fong, and Infinity Holdings & Investments, LLC.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

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“Cash” means, as of a given time, an amount equal to the aggregate amount of all cash and cash equivalents of Coastal, less all outstanding security or similar deposits, issued and outstanding checks and drafts and pending electronic debits, but, specifically, excluding Indebtedness.

“CLLCA” means the California Revised Uniform Limited Liability Company Act, as amended.

“Coastal Board” means the board of directors of Coastal, as constituted from time to time in accordance with the Coastal Organizational Documents.

“Coastal Cash” means the Cash of Coastal as of the close of business on the Closing Date.

“Coastal Common Units” means the Common Units of Coastal (as defined in the Coastal Operating Agreement).

“Coastal Data” means all nonpublic confidential data contained in the systems, databases, files or other records of any Coastal Entity, whether or not in electronic form, including Personal Data.

“Coastal Disclosure Schedule” means the disclosure schedules delivered by Coastal to Buyer (i) on the Management Transfer Date upon execution of the UPA and (ii) on the Agreement Date.

“Coastal Entities” means, collectively, Coastal and the Regulated Subsidiaries.

“Coastal Non-Voting Common Units” means the Non-Voting Common Units of Coastal (as defined in the Coastal Operating Agreement).

“Coastal Operating Agreement” means the Sixth Amended and Restated Operating Agreement in respect of Coastal dated November __ , 2022.

“Coastal Organizational Documents” means the Organizational Documents of Coastal, including the Coastal Operating Agreement.

“Coastal Parties” means, collectively, the Coastal Entities and their respective Affiliates and their respective equityholders and Representatives.

“Coastal Series A Units” means the Series A Preferred Units of Coastal (as defined in the Coastal Operating Agreement).

“Coastal Series B Units” means the Series B Preferred Units of Coastal (as defined in the Coastal Operating Agreement).

“Coastal Series C Units” means the Series C Preferred Units of Coastal (as defined in the Coastal Operating Agreement).

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“Coastal Transaction Expenses” means the aggregate amount of Transaction Expenses unpaid and outstanding as of the Agreement Date set forth on Schedule 1.01(b) attached hereto, other than any amounts that by their express terms are contingent on the Closing (which shall nevertheless remain obligations of Coastal until paid upon the Closing).

“Coastal Unitholders” means the holders of Coastal Units, as of immediately prior to the First Merger Effective Time.

“Coastal Units” means, collectively, the Coastal Common Units, the Coastal Non-Voting Common Units, the Coastal Series A Units, the Coastal Series B Units and the Coastal Series C Units.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Concord” means that Regulated Subsidiary located at 1847 Willow Pass Road, Concord, CA 94520.

“Contract” means all contracts, agreements, licenses, commitments, obligations and understandings, in any case whether written or oral, to which any Coastal Entity is party or by which any of their assets are bound, and all amendments, restatements, supplements or other modifications thereto or waivers thereunder.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of securities, by Contract or as a trustee, guardian or other fiduciary.

“COVID-19” means the Coronavirus Disease 2019, or any similar or related disease caused by the SARS-CoV-2 virus, or any mutation or evolution thereof.

“COVID-19 Requirements” means any policies, guidelines or Laws enacted, directly or indirectly, in response to or in connection with COVID-19 (including (a) any “shelter-in-place”, “stay at home” or similar Orders, (b) the Cybersecurity and Infrastructure Security Agency Critical Infrastructure Worker Guidance 2.0, as may be amended, supplemented, updated or otherwise modified from time to time, (c) the CARES Act and (d) any guidance released by the Centers for Disease Control and Prevention).

“Environmental and Safety Requirements” means any Law that is related to (a) pollution, contamination, cleanup, preservation, protection, reclamation or remediation of the environment, (b) health or safety, (c) the Release or threatened Release of, or exposure to, any Hazardous Materials, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, response, cleanup, abatement, prevention, control or regulation of such Release or threatened Release, or (d) the management of any Hazardous Materials, including the manufacture, generation, formulation, processing, labeling, use, treatment, handling, storage, disposal, transportation, distribution, re-use, recycling or reclamation of any Hazardous Materials; and, without limiting the generality of the foregoing, includes the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6091 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Clean Water Act (33 U.S.C. § 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. § 300(f) et seq.) and Proposition 65, as amended (California Health and Safety Code Sections 25249.5 et seq.), and any applicable federal, state, local or foreign Law having a similar subject matter.

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“Equity Securities” means, (a) if a Person is a corporation, shares of capital stock of such corporation and, if a Person is a form of entity other than a corporation, ownership interests in such form of entity, whether membership interests or partnership interests, (b) other securities directly or indirectly convertible into, or exercisable or exchangeable for, any securities described in clause (a) above, (c) any options, warrants or rights to directly or indirectly subscribe for or purchase, any securities described in clause (a) or (b) above, or (d) any agreement containing profit participation or phantom equity features with respect to any Person that is an entity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder.

“ERISA Affiliate” means any Coastal Entity, Member or any predecessor of any Coastal Entity and any Member and any other Person who constitutes or has constituted all or part of a controlled group or had been or is under common control with, or whose employees were or are treated as employed by any Coastal Entity, any Member or predecessor of Coastal Entity and any Member, under Section 414 of the Code or Section 4001(b) of ERISA.

“Exchange” means the NEO Exchange Inc.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Cannabis Laws” means any U.S. federal laws, civil, criminal or otherwise, as such relate, either directly or indirectly, to the cultivation, harvesting, production, distribution, marketing, sale and possession of Cannabis or products containing or relating to the same, including, without limitation, the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301-392, the prohibitions on drug trafficking under the Controlled Substances Act, 21 U.S.C. § 801, et seq. (the “Controlled Substances Act”), the conspiracy statute under 18 U.S.C. § 846, the bar against aiding and abetting the conduct of an offense under 18 U.S.C. § 2, the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C. § 4, the bar against being an accessory after the fact to criminal conduct under 18 U.S.C. § 3, and federal money laundering statutes under 18 U.S.C. §§ 1956, 1957, and 1960 and the regulations and rules promulgated under any of the foregoing.

“Government Official” means, collectively, any officer or employee of a Governmental Authority, any Person acting for or on behalf of any Governmental Authority, any political party or official thereof and any candidate for political office.

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“Governmental Authority” means any: (a) country, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, organization, body or entity and any court or other tribunal); (d) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; (e) applicable stock exchange; or (f) applicable self-regulatory organization.

“Governmental Authorization” means any consent, approval, permit, license, certificate, franchise, permission, variance, waiver, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Hazardous Materials” means hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; hazardous wastes, as defined by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; hazardous materials as defined by the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); radioactive material, including any source, special nuclear, or by‑product material as defined in 42 U.S.C. § 2011 et seq.; asbestos; lead; polychlorinated biphenyls; microbial matter, biological toxins, mycotoxins, mold or mold spores; and other material, substance or waste to which liability or standards of conduct may be imposed, or which requires or may require investigation, under any applicable Environmental and Safety Requirements.

“Holder” (or “Holders”) means a holder (or holders) of Registrable Securities.

“Improper Payment Laws” means the United States Foreign Corrupt Practices Act of 1977 or any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

“Income Tax Return” means a Tax Return filed or required to be filed in connection with the determination, assessment or collection of any Income Tax of any party or the administration of any Laws or administrative requirements relating to any Income Tax.

“Income Taxes” means Taxes (a) imposed on, or with reference to, net income or gross receipts, or (b) imposed on, or with reference to, multiple bases including net income or gross receipts.

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“Indebtedness” means, with respect to each Coastal Entity, without duplication, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (c) all obligations under swaps, hedges or similar instruments, (d) all obligations for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the Ordinary Course of Business), including earn-outs, payments under non-compete agreements and seller notes, (e) all obligations created or arising under any conditional sale or other title retention agreement, (f) all obligations secured by a Lien, (g) all obligations under leases which shall have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (h) all obligations in respect of bankers’ acceptances, surety bonds, performance bonds or letters of credit, (i) all obligations of any Person other than another Coastal Entity which are directly or indirectly guaranteed by such Coastal Entity or in respect of which such Coastal Entity has otherwise assured an obligee against loss, and (j) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing in respect of any item listed in clauses (a) through (i) above. For the avoidance of doubt, Indebtedness shall not include any of the Notes or any amounts of indebtedness for which the proceeds of the Notes shall be used to repay.

“Intellectual Property” means, collectively, all of the following and all rights of the following types, in the United States and all countries or jurisdictions foreign thereto: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all Trademarks, all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all moral rights and copyrights in any work of authorship (including catalogues and related copy, databases, software and mask works) and all applications, registrations, and renewals in connection therewith, (d) all trade secrets, confidential business information, ideas, research and development, know-how, methods, formulas, recipes, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, ingredients lists, pricing and cost information, and business and marketing plans and proposals, (e) all websites, computer software and firmware (including source code, executable code, data, databases, user interfaces, algorithms and related documentation) (collectively, “Software”), (f) all rights to privacy and publicity and all name, image and likeness rights, (g) all other proprietary and intellectual property rights, (h) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (i) the exclusive right to display, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing.

“Intended Tax Treatment” has the meaning set forth in Section 2.04 hereof.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) with respect to Coastal, the actual knowledge of (A) Julian Michalowski and (B) Malante Hayworth, and the knowledge of the individuals set forth in clauses (A) and (B) after making reasonable inquiries regarding the relevant matter, and (b) with respect to Buyer, the actual knowledge of (i) Steve Allan, (ii) Mike Batesole, and (iii) Colin Brown, and the knowledge of the individuals set forth in clauses (i), (ii) and (iii) after making reasonable inquiries regarding the relevant matter.

“Law” means any federal, state, local, municipal, provincial, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, consent order, consent decree, decree, Order, judgment, rule, regulation, ruling, directive, regulatory guidance, agreement or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or with or under the authority of any Governmental Authority.

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“Liabilities” means any indebtedness, liabilities or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured or otherwise, and whether due or to become due.

“Liens” means any lien, pledge, hypothecation, charge, mortgage, security interest, claim, option, right of first refusal, preemptive right or community property interest, or any restriction (except those contained in the applicable articles) on the voting of any security or the transfer of any security or asset, but excluding non-exclusive Intellectual Property licenses entered into in the Ordinary Course of Business.

“Local Approval” means, with respect to each applicable Regulated Subsidiary, the approval of the local municipal Governmental Authority having charge over the local Cannabis Licenses held by such Regulated Subsidiary (the “Local Licenses”), for the change in control of the such Regulated Subsidiary (and with it the Local Licenses held by such Regulated Subsidiary) resulting from the consummation of the transactions contemplated by this Agreement, without adverse effect upon or material interruption of such Local Licenses, or alternatively, the issuance of a new or replacement Local Licenses (of similar scope, entitlement, terms, and conditions) in connection therewith.

“Location” means each of the following locations of the Business: (a) 1019 Chapala Street, Santa Barbara, CA 93103; (b) 819 Reddick Street, Suites A, B, C and D, Santa Barbara, CA 93103; (c) 2435 Military Avenue, Los Angeles, CA 90064; (d) 3341 E. Colorado Blvd., Pasadena, CA 91107; (e) 128 Robles Way, Vallejo, CA 94591; (f) 747 Woodbridge Street, San Louis Obispo, CA 93401; (g) 7480 W. Lane, Stockton, CA 95210; (h) 1847 Willow Pass Road, Concord, CA 94520.

“Losses” means any and all Liabilities, losses, damages, awards, judgments, royalties, deficiencies, penalties, fines, Taxes, demands, claims, costs and expenses (including reasonable fees and expenses of attorneys, accountants and other advisors and experts paid in connection with the investigation, prosecution or defense of, and all amounts paid in settlement with respect to, any of the foregoing or any Proceeding relating to any of the foregoing, including in respect of enforcement of indemnity rights hereunder).

“Management Transfer Date” means October 1, 2021.

“Material Adverse Effect” when used in connection with a Party means any change, event, development, occurrence, effect, state of facts or circumstance (each, an “Event”) that, either individually or in the aggregate, (a) has had or would reasonably be expected to have a material adverse effect to the business, financial condition, assets, liabilities or results of operations of that Party and its Subsidiaries, taken as a whole, other than changes, events, occurrences, states of fact, effects, or circumstances that arise from or in connection with: (i) general political, economic, financial, currency exchange, securities, capital or credit market conditions in the United States; (ii) any act of terrorism, war (whether or not declared), armed hostilities, riots, insurrection, civil disorder, military conflicts or other armed conflict, in each case, whether occurring within or outside of the United States; (iii) any climatic or other natural events or conditions (including drought, and other weather conditions and any natural disaster); (iv) any change or proposed change in Law (including taxation laws), U.S. GAAP or accounting rules or the interpretation thereof applicable to the industries or markets in which either Party operates; (v) any change affecting the industries or markets in which such Party operates; any epidemic, (vi) pandemic or disease outbreak (including COVID-19) or worsening thereof, including responses thereto; and (vii) the announcement of the execution of this Agreement or the pending consummation of this Agreement, the Transaction or other transactions contemplated by this Agreement, in each case to the extent resulting solely from the identity of the other Parties; except in the case of clauses (i) through (vi), to the extent such Event has had a disproportionate effect on the industry in which such Party conducts its business, the Business or the Coastal Entities (as applicable), or (b) would be reasonably expected to, prevent or materially delay that Party from consummating the transactions contemplated by this Agreement by the Outside Date; provided, that no Event that results from any act or omission by or at the direction of Buyer or its Affiliates pursuant to a Service Agreement will be considered to have a Material Adverse Effect on any Coastal Entity.

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“Merger Consideration” means 25,000,000 Buyer Shares payable pursuant to Section 2.05, plus the Excess Payment (as defined in Section 5.09(j)), if any, payable to the Coastal Unitholders pursuant to Section 5.09(j).

“MergerSub Board” means the board of directors of MergerSub, as constituted from time to time in accordance with the MergerSub Organizational Documents.

“MergerSub Organizational Documents” means the Organizational Documents of MergerSub.

“Nominee Agreements” means the following agreements: (i) Membership Interest Nominee Agreement, dated as of June 10, 2021, among Coastal Retail Lompoc LLC, Coastal and the Nominees, and (ii) License Nominee Agreement, dated as of June 10, 2021, among Coastal, Coastal Retail Lompoc, LLC and the Nominees, (iii) Membership Interest Nominee Agreement, dated as of December 19, 2020, among Coastal Retail Concord, LLC, Coastal and the Nominees, and (iv) License Nominee Agreement, dated as of December 19, 2020, among Coastal Retail Concord, LLC, Coastal and the Nominees.

“Nominees” means Malante Hayworth and Julian Michalowski.

“Notes” means, collectively, (i) the Note and Pledge Agreement, in the initial principal amount of $14,175,000, dated as of October 1, 2021, made by Coastal in favor of the Buyer, (ii) the Note, in the initial principal amount of $1,215,000, dated as of October 1, 2021, made by Coastal Retail Concord, LLC in favor of the Buyer, and (iii) the Note, in the initial principal amount of $800,000, dated as of October 1, 2021, made by Coastal Delivery SLO in favor of the Buyer.

“Open Source Software” means any software that is subject to the GNU General Public License (GPL), the Lesser GNU Public License (LGPL), the GNU Affero General Public License, any “copyleft”, “open source” or “free” license or any other license that requires as a condition of use, modification or distribution of such software that such software or other software combined or distributed with it be: (a) disclosed or distributed in source code form, (b) licensed for the purpose of making derivative works, or (c) redistributable at no charge.

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“Order” means any order, writ, assessment, decision, injunction, decree, judgment, ruling, award, settlement or stipulation issued, whether preliminary or final, promulgated or entered into by or with any Governmental Authority.

“Ordinary Course of Business” means, with respect to an action taken by a Party, that such action (a) is consistent with the past practices of such Party and (b) is taken in the ordinary course of the operations of the business of such Party.

“Organizational Documents” means the agreements and instruments by which any Person (other than an individual) establishes its legal existence or governs its internal affairs. For example, and not by way of limitation, (a) the Organizational Documents of a corporation include its certificate or articles of incorporation and by-laws, (b) the Organizational Documents of a limited partnership include its certificate of limited partnership and its limited partnership agreement, (c) the Organizational Documents of a limited liability company include its certificate of formation or articles of organization and its limited liability company agreement, and (d) the Organizational Documents of a trust include its Declaration of Trust and any other trust document.

“Parent Shares” means the common shares of the Parent that are trading on the NEO Exchange.

“Permitted Liens” means (a) Liens for Taxes that are not yet due and payable or that are being contested in good faith as set forth on Section 3.15(d) of the Coastal Disclosure Schedule, in each case for which adequate reserves have been made on the Financial Statements with respect thereto to the extent required by U.S. GAAP, (b) statutory Liens of landlords and workers’, carriers’, materialmen’s, suppliers’ and mechanics’ Liens incurred in the Ordinary Course of Business securing amounts that are not past due, (c) easements, covenants and encroachments which do not, individually or in the aggregate, materially detract from the value of or materially interfere with the present use of the Leased Real Property, and (d) Liens created by or through Buyer upon or after the Closing.

“Person” means an individual, company (including not-for-profit company), corporation (including a not-for-profit corporation), body corporate, general or limited partnership, limited liability partnership, limited liability company, unlimited liability corporation, joint venture, trust, estate, association, trustee, executor, administrator, legal representative, Governmental Authority, unincorporated organization or other entity.

“Personal Data” means all data that identifies a natural person or that, in combination with other reasonably available data, can reasonably be used to identify a natural person.

“Privacy and Information Security Requirements” means (a) all Laws applicable to any Coastal Entity relating to the Processing of Personal Data, data privacy or information security and (b) to the extent applicable, the Payment Card Industry Data Security Standards.

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“Pre-Closing Liabilities” means any Liabilities, Losses or Proceedings that exist with respect to Coastal and its Subsidiaries as of the Closing (but before giving effect to any payments at Closing), or that otherwise arise from or with respect to matters in existence prior to Closing concerning Coastal or its Subsidiaries, or that arise from or with respect to the conduct of the Business (other than conduct by Parent or its Affiliates) prior to the Closing; provided that the Pre-Closing Liabilities do not include (i) the Cannary Note up to $1,926,666; or (ii) up to $3,100,00 paid under the terms of the LMAJ Settlement.

“Proceeding” means any action, suit, claim (or counterclaim), cause of action, charge, complaint, litigation, arbitration, mediation, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before any court or other Governmental Authority or any arbitrator or arbitration or mediation panel, or any administrative or supervisory action taken by a Governmental Authority.

“Process” or “Processing” means the collection, use, storage, processing, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” means the prospectus in the form included in the Resale Registration Statement at the applicable effective date of such Resale Registration Statement, as supplemented from time to time by any Prospectus supplement, including the documents incorporated by reference therein.

“Protected Business Contacts” means any customer, prospective customer, employee, independent contractor, supplier, vendor, investor, strategic partner, joint venturer or similar business partner of the Business or any other Person with whom the Business has a business relationship.

“Protected Personnel” means any Service Provider (or who is or was during the during the 12 month period preceding any action restricted by this Agreement the subject of Coastal’s, Buyer’s, Parent’s or their Affiliates’ recruitment efforts).

“Qualifying Jurisdictions ” means British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland.

“Registrable Securities” means all of (i) the Parent Shares to be issued under the Amended Exchange Agreement, and (ii) any capital stock of the Parent issued or issuable with respect to such Parent Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Parent into which the Parent Shares are converted or exchanged and shares of capital stock of a successor entity into which the Parent are converted or exchanged.

“Registration Period” means the period from the effectiveness of the Registration Statement under the Securities Act to the earliest to occur of (A) the date that all outstanding Registrable Securities registered under the Registration Statement have been sold by the Holders (B) the date that all outstanding Registrable Securities registered under the Registration Statement may be sold pursuant to Rule 144 in a single day without volume or manner of sale restrictions and Parent or counsel to Parent has provided an opinion letter to Odyssey Trust Company or any other transfer agent appointed by the Parent (the “Transfer Agent”) to remove all restrictive legends on such outstanding Registrable Securities registered under such Registration Statement and all such legends have been removed or (C) thirteen (13) months from the Closing Date.

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“Resale Registration Statement” means the registration statement of the Parent filed under the Securities Act covering the resale by the Coastal Unitholders of Registrable Securities, as such registration statement may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein.

“Regulated Subsidiaries” means the Subsidiaries of Coastal listed on Schedule 1.01(a) hereto.

“Related Party” means each Coastal Unitholder, each member, officer, manager or director of a Coastal Entity, each family member of any Coastal Unitholder or any director, manager or officer of a Coastal Entity, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing (other than a Coastal Entity).

“Related Party Transaction” means any Contract or arrangement or transaction between a Coastal Entity, on the one hand, and any Related Party, on the other hand.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping into the indoor or outdoor environment.

“Representative” means, with respect to any Person, any Subsidiary of such Person and such Person’s and each of its respective Subsidiaries’ directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

“Restricted Period” means the period beginning on the Closing Date and ending on the second anniversary of the Closing Date.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the Commission.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.

“SCC” means Southern California Collective, Inc., a California corporation.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Service Agreements” means management consulting and/or service agreements between Buyer (or an Affiliate of Buyer) and each Regulated Subsidiary.

“Service Provider” means each director, manager, officer, employee, independent contractor, consultant, leased employee or other service provider of the Coastal Entities.

“SLO” means that Regulated Subsidiary located at 747 Woodbridge Street, San Louis Obispo, CA 93401.

“Spreadsheet” means a spreadsheet to be delivered by Coastal and certified by an officer as accurate and including all of the following information with respect to capitalization related information, as of immediately prior to the Closing Date: (i) the names of the Coastal Unitholders ; (ii) the number and type of Coastal Units held by each Coastal Unitholder; (iii) and (iii) the portion of the Merger Consideration payable to each Coastal Unitholder in respect of his, her or its Coastal Units, which will be received by the Coastal Unitholder in accordance with the Amended Coastal Operating Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax” or “Taxes” means (a) any and all multi-national, U.S. federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, add‑on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare, escheat or unclaimed property (whether or not considered a tax under applicable Law) or other tax, of any kind whatsoever, including any interest, penalties or additions to Tax, any penalties resulting from any failure to file or timely file a Tax Return, or additional amounts in respect of the foregoing; (b) liability for the payment of any amounts of the type described in clause (a) above of another Person arising as a result of being (or ceasing to be) a member of any affiliated group (or being included (or required to be included) in any Tax Return relating thereto); and (c) liability for the payment of any amounts of the type described in clause (a) above of another Person as a result of any transferee or secondary liability or any liability assumed by Contract, law or otherwise.

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“Tax Return” means returns, declarations, reports, notices, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information and Treasury Form TD F 90-22.1 and FinCEN Form 114) filed or required to be filed with any Governmental Authority, or maintained by any Person, or required to be maintained by any Person, in connection with the determination, assessment or collection of any Tax of any party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“THC” means delta-9 tetrahydrocannabinol.

“Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, trade dress, logos, designs, slogans, Internet domain names and the registrations thereof, social media accounts, rights in telephone numbers, and other indicia of origin, together with all translations, adaptations, derivations, combinations and renewals thereof.

“Transaction Document” means any agreement, document, certificate or instrument delivered pursuant to or in connection with this Agreement or the transactions contemplated hereby.

“Transaction Expenses” means (a) all of the fees, costs and expenses incurred by any Coastal Entity in connection with, in anticipation of or incident to the negotiation, execution and delivery of this Agreement, any Transaction Document or the transactions contemplated hereby or thereby, including all fees, costs and expenses payable to attorneys, financial advisors, accountants, consultants or other advisors, and all obligations under any engagement letter or other agreement or understanding with any investment bank or broker, (b) all payments by any Coastal Entity to obtain any third party consent required under any Contract in connection with the consummation of the transactions contemplated by this Agreement or any Transaction Document, and (c) all obligations that arise in whole or in part as a result of the consummation of the transactions contemplated by this Agreement or any Transaction Document under any Contract or Employee Plan in effect on or before the Closing Date, including all change of control, severance, retention, stock appreciation, phantom stock or similar obligations or any other accelerations of or increases in rights or benefits, and all employer side payroll Taxes that are payable in connection with or as a result of the satisfaction of such obligations.

“Treasury Regulations” means the regulations promulgated under the Code, as the same may be amended or supplemented from time to time.

“Unitholder Acknowledgment” means a unitholder acknowledgement signed by a Member, in a form acceptable to Buyer, that at minimum includes the following: (a) an acknowledgement and agreement that all Coastal Units are held pursuant to the terms of this Agreement, (b) representations that the Coastal Units held by such Coastal Unitholder are not subject to any Liens to their knowledge or creation, (c) that such Coastal Unitholder acknowledges and agrees to the investment intent provisions in Section 3.28, and (d) that such Coastal Unitholder represents and acknowledges that he, she or it has no further claims against or entitlement from Coastal or its Subsidiaries (other than their portion of the Merger Consideration).

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“U.S.” or “United States” means the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles applied on a consistent basis throughout the relevant periods.

“Warrants” means those certain Warrant Agreements among Coastal and each of Josh Ginsberg, Julian Michalowski, Malante Hayworth and Steven Loeb, each dated as of August 30, 2021.

“West LA SPA” means that certain Securities Purchase Agreement, dated as of February 5, 2021, by and among Coastal, SCC, Hua Yuan Hsu, Larry Lo, Allen Chen, Tony Fong and Infinity Holdings & Investments, LLC.

Section 1.02 INTERPRETATION.

(a) When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.

(b) The table of contents, headings and index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning and effect of the word “shall.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(d) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

(e) References to a Person are also to its successors and permitted assigns. All terms defined in this Agreement shall have the respective defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural form of such terms and any gender form of such term.

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(g) Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.

(h) The Schedules to this Agreement, including the Buyer Disclosure Schedule and Coastal Disclosure Schedule, are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any matter set forth in any section of the Buyer Disclosure Schedule or the Coastal Disclosure Schedule, as applicable, shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced and also in all other sections of the Buyer Disclosure Schedule or the Coastal Disclosure Schedule, respectively, to which such matter’s application or relevance is reasonably apparent. Any capitalized term used in any Schedule, the Buyer Disclosure Schedule or the Coastal Disclosure Schedule but not otherwise defined therein shall have the meaning given to such term herein.

(i) Where used with respect to information, the phrases “delivered” or “made available” shall mean that the information referred to has been physically or electronically delivered to the relevant Party or its respective Representatives and, in the case of being “made available” to Buyer, material that has been posted in the electronic data room hosted by Digify maintained by or on behalf of Coastal in connection with the transactions contemplated by this Agreement a least three Business Days prior to the Agreement Date.

(j) A period of time is to be computed as beginning on the day following the event that began the period and ending at 11:59 p.m. (San Jose time) on the last day of the period, if the last day of the period is a Business Day, or at 11:59 p.m. (San Jose time) on the next Business Day if the last day of the period is not a Business Day.

(k) All dollar amounts referred to in this Agreement are stated in U.S. Dollars unless otherwise specified.

ARTICLE II

TRANSACTION

Section 2.01 MERGERS. The Parties agree that:

(a) The First Merger and Second Merger.

(i)

Subject to the terms and conditions of this Agreement and in accordance with the CLLCA, at the First Merger Effective Time, (A) MergerSub shall be merged with and into Coastal, and the separate corporate existence of MergerSub shall thereupon cease, and (B) Coastal shall continue as the CHC Surviving Company and a wholly owned Subsidiary of Buyer (the “First Merger”).

(ii)

Subject to the terms and conditions of this Agreement and in accordance with the CLLCA, at the Second Merger Effective Time, (A) the CHC Surviving Company shall be merged with and into CHC LLC, and the separate existence of the CHC Surviving Company shall thereupon cease, and (B) CHC LLC shall continue as the Surviving Company and a wholly owned Subsidiary of Buyer (the “Second Merger” and together with the First Merger, the “Mergers”).

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(b) Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents and signature pages occur on the Agreement Date, but subject to the satisfaction or waiver of the deliverables specified in Article VI hereof, or such other date as Buyer and Equityholders’ Representative may agree to in writing. The date on which the Closing occurs pursuant to the foregoing sentence is referred to in this Agreement as the “Closing Date”.

(c) Effective Time.

(i)

Subject to the terms and conditions of this Agreement, as promptly as practicable on the Closing Date, Coastal and MergerSub shall duly execute a certificate of merger in the form attached hereto as Exhibit A (the “First California Certificate of Merger”) and file the First California Certificate of Merger with the Secretary of State of the State of California, in accordance with the CLLCA. The First Merger shall become effective at such time as the First California Certificate of Merger, accompanied by payment of all applicable filing fees, has been examined by and received the endorsed approval of the Secretary of State of the State of California, or at such other time set forth in the First California Certificate of Merger as mutually agreed by Coastal and Buyer (the “First Merger Effective Time”).

(ii)

Subject to the terms and conditions of this Agreement, contemporaneously with or as promptly as practicable after the Closing but promptly following the First Merger Effective Time, the CHC Surviving Company and CHC LLC shall duly execute a certificate of merger in the form attached hereto as Exhibit B (the “Second California Certificate of Merger”) and file the Second California Certificate of Merger with the Secretary of State of the State of California, in accordance with the CLLCA. The Second Merger shall become effective at such time as the Second California Certificate of Merger, accompanied by payment of all applicable filing fees, has been examined by and received the endorsed approval of the Secretary of State of the State of California, or at such other time set forth in the Second Certificate of Merger as mutually agreed by Coastal and Buyer (the “Second Merger Effective Time”).

(d) Effect of the Mergers. The Mergers shall have the effects specified in the CLLCA, as applicable. Without limiting the generality of the foregoing, and subject thereto, (i) at the First Merger Effective Time, all the property, rights, privileges, powers and franchises of Coastal and MergerSub shall vest in the CHC Surviving Company, and all debts, Liabilities and duties of Coastal and MergerSub shall become the debts, Liabilities and duties of the CHC Surviving Company, and (ii) at the Second Merger Effective Time, all the property, rights, privileges, powers and franchises of the CHC Surviving Company and CHC LLC shall vest in CHC LLC, and all debts, Liabilities and duties of the CHC Surviving Company and CHC LLC shall become the debts, Liabilities and duties of CHC LLC.

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(e) Organizational Documents.

(i)

As of the First Merger Effective Time, by virtue of the First Merger and without any action on the part of MergerSub, Coastal or any other Person being required, the Coastal Operating Agreement shall be terminated and the operating agreement substantially in the form attached hereto as Exhibit C (the “Post-Merger Coastal Operating Agreement”), and the articles of organization of Coastal immediately prior to the First Merger Effective Time shall be the Organizational Documents of the CHC Surviving Company.

(ii)

As of the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of the CHC Surviving Company, CHC LLC or any other Person being required, the Organizational Documents of CHC LLC shall be the Organizational Documents of the Surviving Company until thereafter amended as provided by Law and the terms of such Organizational Documents, as applicable.

(f) Directors and Officers. Unless otherwise determined by Buyer prior to the First Merger Effective Time, the directors and officers of Coastal immediately prior to the First Merger Effective Time shall be the directors and officers of the CHC Surviving Company, and the managers and officers of CHC LLC immediately prior to the Second Merger Effective Time shall be the managers and officers of the Surviving Company.

Section 2.02 CONVERSIONOF COASTAL UNITS

(a) Equity Securities of MergerSub and CHC LLC.

(i)

Upon the terms and subject to the conditions of this Agreement, as of the First Merger Effective Time, by virtue of the First Merger and without any action on the part of Buyer and MergerSub (or their respective shareholders) or Coastal or any of the Coastal Unitholders, each share of common stock of MergerSub issued and outstanding immediately prior to the First Merger Effective Time will be converted into one Equity Security of the CHC Surviving Company, and such Equity Securities shall constitute all of the issued and outstanding Equity Securities of the CHC Surviving Company immediately following the First Merger Effective Time.

(ii)

Upon the terms and subject to the conditions of this Agreement, as of the Second Merger Effective Time, by virtue of the Second Merger and without any action on the part of Buyer and CHC LLC (or their respective shareholders) or any of the Coastal Unitholders, each Equity Security of the CHC Surviving Company issued and outstanding immediately prior to the Second Merger Effective Time will be converted into one Equity Security of the Surviving Company, and such Equity Securities shall constitute all of the issued and outstanding Equity Securities of the Surviving Company immediately following the Second Merger Effective Time.

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(b) Conversion of Coastal Units into Merger Consideration. Except as set forth in Section 2.02(d), at the First Merger Effective Time, each Coastal Unit (other than owned by Buyer or as provided in Section 2.02(d)) that is outstanding immediately prior to the First Merger Effective Time shall automatically be cancelled and extinguished and be converted into the right to receive an amount of the Merger Consideration equal to the portion that will be paid to the Coastal Unitholders in respect of such Coastal Unit in accordance with the Spreadsheet. Neither Buyer nor the Equityholders’ Representative shall release to any Coastal Unitholder its portion of the Merger Consideration unless and until such Coastal Unitholder has executed and delivered a Unitholder Acknowledgment to Buyer. Notwithstanding the foregoing, Buyer shall withhold a total of 1,000,000 of such Buyer Shares from the Coastal Unitholders set forth on Schedule 2.02(b) (allocated among such Persons as set forth thereon) and shall not be obligated to release such withheld Buyer Shares (or any shares into which such withheld Buyer Shares may be exchanged under the Amended Exchange Agreement (defined below), unless and until Buyer has received Local Approval with respect to Concord.

(c) Exchange of Buyer Shares for Parent Shares. Each Coastal Unitholder that receives Buyer Shares under this Agreement, will have the right, exercisable at any time and from time to time, to require Parent to purchase all or any part of such Coastal Unitholder’s Buyer Shares in accordance with the terms and conditions set forth in that certain Amended and Restated Exchange Agreement, substantially in the form attached hereto as Exhibit D (the “Amended Exchange Agreement”).

(d) Cancellation of Certain Coastal Units. Each Coastal Unit that is owned by Buyer, MergerSub or Coastal (as treasury or otherwise) immediately prior to the First Merger Effective Time shall be cancelled and shall cease to exist and no payment shall be made with respect thereto.

(e) Effect on Other Arrangements. All rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of any Coastal Entity (including any warrants, call, right, subscription or otherwise) shall be cancelled as of the First Merger Effective Time on terms and conditions reasonably satisfactory to Buyer and without payment of any money or other consideration to the holder thereof.

Section 2.03 WITHHOLDING TAXES. Buyer and Coastal, as applicable, shall be entitled to deduct and withhold from any consideration, including by way of the sale of Buyer Shares by Buyer on behalf of the Person, otherwise payable or otherwise deliverable to a Person in connection with the Transaction or otherwise hereunder, such amounts as it is required to deduct and withhold from such consideration under any provision of any Laws in respect of Taxes. Any such amounts will be deducted, withheld and remitted to the appropriate Governmental Authority from the consideration payable pursuant to the Transaction and shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction, withholding and remittance was made; provided, however, that such deducted and withheld amounts are actually remitted to the appropriate Governmental Authority. Notwithstanding the foregoing sentence, prior to any such withholding, the Equityholders’ Representative shall be advised as to the amounts that will be deducted, withheld and remitted to the appropriate Governmental Authority. Buyer and Coastal shall cooperate to minimize any withholding that may be required under applicable Law.

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Section 2.04 TAX TREATMENT. The Parties intend that this Agreement shall constitute a “plan of reorganization” with the meaning of Treasury Regulations Sections 1.368-1(c), 1.368-2(g) and 1.368-3(a). The Parties intend that the First Merger and the Second Merger, taken together as the Transaction, constitute an integrated plan described in Revenue Ruling 2001-46, 2001-2 C.B. 321 and qualify as a “reorganization” within the meaning of Section 368(a)(1)(A) of the Code for U.S. federal income Tax purposes (and corresponding non-U.S., state and local Tax purposes) (the “Intended Tax Treatment”). The Parties shall use their respective commercially reasonable efforts to cause the Transaction to qualify as a “reorganization” under Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COASTAL ENTITIES

 Except as set forth in the corresponding sections or subsections of the Coastal Disclosure Schedule, (i) with regards to Sections 3.01 (Organization and Qualification; Authorization), 3.03 (Consents and Approvals), 3.04 (Capitalization), 3.05(e) (Transaction Expenses and Coastal Cash), 3.06 (Absence of Undisclosed Liabilities), 3.10 (Contracts), 3.11 (Litigation) and 3.15 (Taxes), 3.17 (Employee Plans), and 3.19 (Transactions with Related Parties), Coastal hereby represents and warrants to Buyer as of the Agreement Date and the Closing Date (which representations and warranties as of Closing will not be deemed to be breached or modified due to any changes, facts, circumstances or conditions arising after the Management Transfer Date and prior to Closing if such change, fact, circumstance or condition is a result of the operations of the Business conducted by Parent or its Affiliates); and (ii) with regards to all other sections of ARTICLE III, Coastal represents and warrants to Buyer as of the Management Transfer Date; provided, however, that notwithstanding anything to the contrary provided in this Agreement, all representations, warranties, covenants and disclosures of Coastal in this ARTICLE III are being made with exception to and not with respect to Federal Cannabis Laws and none of the representations and warranties of Coastal in this ARTICLE III shall survive Closing, as follows:

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Section 3.01 ORGANIZATION AND QUALIFICATION; AUTHORIZATION.

(a) Each Coastal Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.  Each Coastal Entity is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which its ownership of property or the conduct of business as now conducted therein require it to so qualify, except where the failure to be so qualified would not have a Material Adverse Effect.  Complete and correct copies of the Organizational Documents of each Coastal Entity and all amendments thereto have been made available to Buyer.  None of the Coastal Entities is in violation of any of the provisions of its Organizational Documents.  The minute books and resolutions of each Coastal Entity previously made available to Buyer contain true, complete and accurate records of all meetings and accurately reflect in all material respects all corporate action of the equityholders and manager or board of directors or comparable governing body (including committees thereof) of such Coastal Entity, other than those minutes and resolutions of Coastal that pertain to this Transaction, the Pasadena Agreement Amendment or any funding needs of the Company in the period immediately prior to the Management Transfer Date (true and correct copies of which shall be delivered to Buyer at the Closing).  The books and records of each Coastal Entity previously made available to Buyer are true, complete and accurate in all respects.

(b) Coastal has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which Coastal is party, the performance by Coastal of its obligations thereunder and the consummation by Coastal of the transactions contemplated hereby have been duly authorized. This Agreement is, and the Transaction Documents to which Coastal is party will be, duly executed and delivered by Coastal and constitute the legal, valid and binding obligation of Coastal (assuming due authorization, execution and delivery by each other party hereto and thereto), enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally, the availability of equitable remedies and the technical violation of the Federal Cannabis Laws (collectively, the “Enforceability Limitations”).

Section 3.02 NO CONFLICT. Except as set forth on Section 3.02 of the Coastal Disclosure Schedule, the execution, delivery and performance by Coastal of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not:

(a) violate or conflict with any provision of the Organizational Documents of any Coastal Entity;

(b) violate, contravene or conflict with any resolution adopted by any Coastal Entity’s equityholders and manager or board of directors or comparable governing body;

(c) violate or conflict with any Law, Order or Governmental Authorization applicable to any of the Coastal Entities or their assets or business; or

(d) violate, conflict with, result in a breach of the terms or conditions of, or default (with or without notice or lapse of time or both) under, or give rise to any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination, or to the loss of any rights or benefits, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any Coastal Units or any assets of any Coastal Entity under, any Contract.

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Section 3.03 CONSENTS AND APPROVALS. Except as set forth on Section 3.03 of the Coastal Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by any Coastal Entity in connection with the authorization, execution, delivery and performance by Coastal of this Agreement or of any Transaction Document, or the consummation of the transactions contemplated hereby and thereby. The Coastal Board has: (A) approved and adopted, and declared the advisability of, this Agreement and the transactions contemplated hereby, including the Transaction; and (B) determined that this Agreement and the transactions contemplated hereby, including the Transaction, are fair to and in the best interests of Coastal and the Coastal Unitholders.

Section 3.04 CAPITALIZATION. Section 3.04 of the Coastal Disclosure Schedules sets forth the entire authorized Equity Securities of each Coastal Entity and a complete and correct list of the issued and outstanding Equity Securities of each Coastal Entity, including the name of the record and beneficial owner thereof and the number of Equity Securities held thereby. All of the outstanding Equity Securities of each Coastal Entity have been duly authorized, validly issued and are fully paid and non-assessable. Except as set forth on Section 3.04 of the Coastal Disclosure Schedule, no Coastal Entity has any outstanding Equity Securities or other securities directly or indirectly convertible into or exchangeable for its Equity Securities, no Coastal Entity has any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities, and there are no agreements containing profit participation or phantom equity features with respect to any Coastal Entity. Except as set forth on Section 3.04 of the Coastal Disclosure Schedule, Coastal does not have any other Subsidiaries, and no Coastal Entity owns or otherwise holds, directly or indirectly, any stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person. No Coastal Entity is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. Except as set forth on Section 3.04 of the Coastal Disclosure Schedule, there are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting or transfer of Equity Securities or other securities of any Coastal Entity. All of the outstanding Equity Securities of each of the Regulated Subsidiaries are owned by Coastal or another Coastal Entity free and clear of all Liens. No Coastal Entity has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. No Equity Securities of any Coastal Entity are subject to, nor have been issued in violation of, preemptive or similar rights. There are no accrued but unpaid dividends payable by Coastal on any Equity Securities of Coastal.

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Section 3.05 FINANCIAL STATEMENTS AND FINANCIAL DATA.

(a) The following financial statements of the Coastal Entities (collectively, the “Financial Statements”) have been made available to Buyer:

(i)

the consolidated balance sheets of the Coastal Entities as of December 31, 2020 and the related statements of operations, changes in members’ equity and cash flows for each of the years then ended; and

(ii)

the consolidated balance sheet of the Coastal Entities as of August 31, 2021 (the “Balance Sheet”), and the related unaudited statements of operations, changes in shareholders’ equity and cash flows for the six-month period then ended.

(b) Except as set forth in Section 3.05(b) of the Coastal Disclosure Schedule, the Financial Statements (including the notes thereto) (i) have been prepared in accordance with U.S. GAAP consistently applied throughout the periods covered thereby, except that the interim Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes required by U.S. GAAP, (ii) present fairly the assets, liabilities and financial condition of the Coastal Entities as of such dates and the results of operations and cash flows of Coastal Entities for such periods, and (iii) are correct and complete in all material respects, and are consistent with the books and records of the Coastal Entities (which books and records are accurate in all material respects). Since the Reference Date, there has been no change in any accounting principles, policies, methods or practices, including any change with respect to reserves (whether for bad debt, contingent liabilities or otherwise) of the Coastal Entities.

(c) Except as set forth on Section 3.05(c) of the Coastal Disclosure Schedule, the Coastal Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP. To the Knowledge of Coastal, none of the Coastal Entities has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Coastal Entities, (ii) any illegal act or fraud, whether or not material, that involves the management of the Coastal Entities or (iii) any claim or allegation regarding any of the foregoing.

(d) No Coastal Entity has applied for, or directly or indirectly accepted or received, any benefit (monetary or otherwise), loan, payment, funding, credit, relief or deferral from any Governmental Authority that was made available in response to COVID-19 or pursuant to the CARES Act or any other COVID-19 Requirement.

(e) The Coastal Transaction Expenses and Coastal Cash outstanding as of the Agreement Date (and prior to giving effect to the transactions contemplated by this Agreement to occur at Closing) are set forth on Schedule 1.01(b).

Section 3.06 ABSENCEOF UNDISCLOSED LIABILITIES. No Coastal Entity has any material Liabilities, except (a) as and to the extent specifically accrued for or reserved against in the Balance Sheet, (b) Liabilities which have arisen after the date of the Balance Sheet in the Ordinary Course of Business, which do not exceed $200,000 in the aggregate, other than as set forth on Section 3.06(i) of the Coastal Disclosure Schedule (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law), (c) executory obligations under Contracts (other than Liabilities relating to any breach, or any fact or circumstance that, with notice, lapse of time or both, would result in a breach, thereof by any Coastal Entity), and (d) Liabilities specifically set forth on Section 3.06(ii) of the Coastal Disclosure Schedule.

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Section 3.07 ABSENCEOF CHANGES OR EVENTS. Except as disclosed in the applicable subsection of Section 3.07 of the Coastal Disclosure Schedule, since December 31, 2021 (the “Reference Date”), (a) each of the Coastal Entities has conducted its business only in the ordinary course consistent with past practice, (b) no Event has occurred that, individually or in combination with any other Events, has had a Material Adverse Effect, (c) no Coastal Entity has suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance; and (d) no Coastal Entity has taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 6.01.

Section 3.08 ASSETS.

(a) Except as set forth on Section 3.08 of the Coastal Disclosure Schedule, the Coastal Entities own good and marketable title to, or a valid right to use, all of the tangible and intangible assets and property used or held in connection with their businesses, free and clear of any and all Liens.  The tangible and intangible assets and property to which the Coastal Entities have good and marketable title to, or a valid right to use, are sufficient to enable the businesses of the Coastal Entities to be conducted immediately after the Management Transfer Date in the same manner as the businesses of the Coastal Entities have been conducted since the Reference Date.

(b) All material items of tangible personal property owned or leased by any Coastal Entity are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used. None of the personal or movable property constituting assets of any Coastal Entity is located other than at the Leased Real Property.

Section 3.09 PROPRIETARY RIGHTS.

(a) Section 3.09(a) of the Coastal Disclosure Schedule contains a true, complete and accurate list of all (i) patented or registered Intellectual Property owned by or exclusively licensed to any Coastal Entity, (ii) pending patent applications and pending applications for other registrations of Intellectual Property owned or held by or exclusively licensed to any Coastal Entity, (iii) any unregistered Trademark that is owned by or exclusively licensed to any Coastal Entity and material to the conduct of any Coastal Entity’s business as presently conducted or contemplated to be conducted, (iv) all social media accounts owned or utilized by any Coastal Entity, and (v) all Internet domain names used by or registered by or on behalf of any Coastal Entity (indicating for each of (i) and (ii) the Coastal Entity that owns such Intellectual Property or an exclusive license thereto (as applicable), applicable jurisdiction, registration number (if registered), application number, date issued (if issued) and date filed).

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(b) Section 3.09(b)(i) of the Coastal Disclosure Schedule contains a true, complete and accurate list of all Coastal Intellectual Property licensed by any third Person to any Coastal Entity (excluding (i) any licenses that are terminable at-will or for convenience on not more than thirty (30) days’ prior notice by a Coastal Entity and (ii) generally commercially available, off the shelf software programs licensed to a Coastal Entity with an annual license fee of less than $20,000 (an “Immaterial Software License”)), and any Contract governing such license. Section 3.09(b)(ii) of the Coastal Disclosure Schedule contains a true, complete and accurate list of all Intellectual Property licensed by any Coastal Entity to any Person other than a Coastal Entity, and any Contract governing such license (all of the foregoing Contracts required to be listed on Section 3.09(b)(i) or Section 3.09(b)(ii), the “IP Contracts”). Except as would not have a Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not (i) impair any rights of any Coastal Entity under, or cause any Coastal Entity to be in material violation of or default under, any IP Contract under which it has the right to use or otherwise commercialize or exploit in any way any Coastal Intellectual Property of any third Person that is necessary for the operation of the Business, (ii) give rise to any automatic termination or modification of, or entitle any third Person to terminate or modify, any such IP Contract, or (iii) require the additional payment of (or increase the amount of) any royalties, fees or other consideration under an IP Contract with respect to the Coastal Entity’s use or exploitation of any Coastal Intellectual Property of any third Person that is licensed pursuant to such IP Contract and necessary for the operation of a Coastal Entity’s business.

(c) Each Coastal Entity exclusively owns and possesses all right, title and interest in and to, or has the right under an IP Contract set forth on Section 3.09(b)(i) of the Coastal Disclosure Schedule (or under an Immaterial Software License), to use and otherwise commercialize or exploit all Intellectual Property necessary for the operation of its businesses as presently conducted and as presently proposed to be conducted, free and clear of all Liens, except for any Permitted Liens (collectively for all Coastal Entities, the “Coastal Intellectual Property”).  To the Knowledge of Coastal, none of the Coastal Intellectual Property owned by or exclusively licensed to any Coastal Entity is invalid or unenforceable in whole or in part.  No loss or expiration of any of the Coastal Intellectual Property is pending, reasonably foreseeable, or, to the Knowledge of Coastal, threated, except for patents expiring at the end of their statutory term.  The Coastal Entities have taken all commercially reasonably action necessary to protect and maintain the Coastal Intellectual Property owned by any Coastal Entity.  Without limiting the generality of the foregoing, as of the date hereof and as of the Closing (i) each Coastal Entity has or will as of Closing, to the extent possible and applicable, filed all required affidavits or other documents regarding registered Trademarks owned by such Coastal Entity that are required to maintain such registered Trademarks, and (ii) all assignments to any Coastal Entity of any registered Coastal Intellectual Property have been recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office, or other appropriate agency to the extent required to maintain such registration.  No Service Provider has or currently is developing any Coastal Intellectual Property in the course and scope of his or her employment or engagement by such Coastal Entity.  Except as specified on Section 3.09(c) of the Coastal Disclosure Schedule, none of the Coastal Unitholders owns any Coastal Intellectual Property that is used, commercialized or exploited in any way by any Coastal Entity.

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(d) Except as set forth on Section 3.09(d) of the Coastal Disclosure Schedule, (i) there have been no written claims made or threatened against any Coastal Entity asserting the invalidity, misuse, or unenforceability of any Coastal Intellectual Property or challenging any Coastal Entity’s ownership of any Coastal Intellectual Property owned by such Coastal Entity, or its right to use, commercialize, or exploit any other Coastal Intellectual Property, in either case, free and clear of Liens, and, to the Knowledge of Coastal, there is no basis for any such claim, (ii) no Coastal Entity has received any written notices of, and to the Knowledge of Coastal, there are no facts which indicate a reasonable likelihood of, any direct, vicarious, indirect, contributory or other infringement, violation or misappropriation by a Coastal Entity of any Intellectual Property (including any cease-and-desist letters or demands or offers to license any Intellectual Property from any other Person), (iii) the conduct of the Coastal Entities’ respective businesses as presently conducted or presently proposed to be conduct does not and, to the Knowledge of Coastal, will not infringe, misappropriate or violate, any Intellectual Property of any other Person, whether directly, vicariously, indirectly, contributorily or otherwise, and (iv) to the Knowledge of Coastal, no Coastal Intellectual Property has been infringed, misappropriated or violated by any other Person.

(e) The computer, information technology and communication systems, including the Software, hardware and networks (including any virtual private networks), and all programs, data, information and databases that are available or thereon or processed thereby (collectively, the “Systems”), and which are currently used or owned by the Coastal Entities are sufficient for the current and anticipated future needs of the businesses of the Coastal Entities. The Systems are reasonably sufficient to allow for all of the Service Providers of the Coastal Entities who are not deemed “critical” or “essential” (or any similar term, in each case, as defined by applicable COVID-19 Requirements) pursuant to any COVID-19 Requirement to work from remote locations without any material disruption to or material interruption of the Coastal Entities’ businesses as currently conducted. In the past 12 months, there have been no bugs in, or failures, breakdowns or continued substandard performance of, any Systems that has caused any material disruption in or to the use of such System or material damage to any Coastal Entity or their businesses, and there have been no material slowdowns in the Systems that have not been remedied.

(f) All material proprietary Software included among the Coastal Intellectual Property is set forth on Section 3.09(f) of the Coastal Disclosure Schedule. No Software owned by any of the Coastal Entities (including all proprietary Software set forth on Section 3.09(f) of the Coastal Disclosure Schedule) (collectively, the “Coastal Software”) contains, and the Coastal Entities have taken all commercially reasonable precautions necessary to prevent the presence of, any malicious code, program or other internal component (e.g., computer virus, computer worm, computer time bomb, Trojan horse, spyware or similar component) which is reasonably likely to damage, destroy or alter the Coastal Software, or the Systems, or other software or hardware used by the Coastal Entities or any subsequent end user, or which could reasonably be expected to, in any unintended manner, reveal, damage, corrupt, destroy or alter any data or other confidential information accessed through or processed by the Coastal Software, or otherwise cause unauthorized access to, or disruption, impairment, disablement or destruction of, any Systems necessary for the operation of any Coastal Entity’s business as currently conducted or proposed to be conducted.

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 (g) The Coastal Entities have taken commercially reasonable steps necessary to maintain the confidentiality of and otherwise protect its rights in all trade secrets and confidential information owned by a Coastal Entity (including all proprietary source code to all Coastal Software), and, except under confidentiality obligations, to the Knowledge of Coastal, there has not been any unauthorized disclosure by any Coastal Entity of any such trade secrets or confidential information. To the Knowledge of Coastal, there has been no unauthorized access to or disclosure of any such trade secrets or confidential information. No Open Source Software is embedded, integrated or incorporated into, or bundled or distributed with, linked with or to, or otherwise made available with, any Coastal Software owned by a Coastal Entity.

(h) To the Knowledge of Coastal, no Coastal Entity has disclosed, delivered or otherwise provided (or agreed to disclose, deliver or provide) the source code of any Coastal Software that constitutes Coastal Intellectual Property to any other Person, whether pursuant to an escrow arrangement or otherwise. No event has occurred, and to the Knowledge of Coastal no circumstance or condition exists, that (with or without notice or lapse of time, or both) will or would reasonably be expected to, result in a requirement that the source code of any Coastal Software be disclosed or delivered to any other Person by or on behalf of any Coastal Entity.

Section 3.10 CONTRACTS.

(a) Section 3.10(a) of the Coastal Disclosure Schedule contains a true, complete and accurate list (by reference to the applicable subsection hereof) of:

(i)

each Contract that requires any Coastal Entity to pay, or entitles any Coastal Entity to receive, or could result in obligations of any Coastal Entity in the amount of, in the aggregate, $100,000 or more;

(ii)

each Contract that restricts any Coastal Entity or any of its present or future Affiliates from competing with or engaging in any business activity anywhere in the world or soliciting for employment or engagement, hiring, employing or engaging any Person;

(iii)

each Contract to acquire or dispose (by merger, purchase or sale of assets or stock or otherwise) of any business or other material assets, as to which a Coastal Entity has continuing material obligations or material rights;

(iv)	each Contract concerning a joint venture, strategic alliance, collaboration or partnership agreements, or the sharing of profits;

(v)	each Contract whereby any Coastal Entity leases, subleases, licenses or otherwise holds any rights to use or occupy any interest in real property (the “Real Property Leases”);

(vi)	each Contract with respect to Indebtedness;

(vii)	each Contract with any Governmental Authority;

(viii)

each Contract pursuant to which a Coastal Entity leases, is licensed or otherwise authorized to use or otherwise commercialize or exploit any Intellectual Property of any other Person or which otherwise affects the ability of a Coastal Entity to use, commercialize or otherwise exploit any Coastal Intellectual Property (including a covenant not to sue) material to its business as currently conducted (excluding Immaterial Software Licenses);

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(ix)	each Contract pursuant to which a Coastal Entity leases, licenses or otherwise authorizes another Person to use, distribute, sell, resell or incorporate any Coastal Intellectual Property;

(x)	each Contract that contains any fixed or indexed pricing, “most-favored nation” pricing or similar pricing terms or provisions regarding minimum volumes, volume discounts or rebates;

(xi)	each Contract with a labor union or labor organization or other employee representative;

(xii)

each Contract with respect to bonus or other incentive compensation, deferred compensation, equity purchase or award, salary continuation, pension, profit sharing or retirement plan, or any other Employee Plan or arrangement;

(xiii)

each Contract with any current Service Provider as well as each Contract with any firm or other organization providing commission or sales-based services to a Coastal Entity that provides for annual base compensation exceeding $100,000 per year or includes any severance obligations;

(xiv)	each Contract with a Related Party;

(xv)	each Contract that grants any Person other than a Coastal Entity any rights of first refusal, rights of first negotiation or similar rights;

(xvi)	each Contract with a Top Supplier; and

(xvii)	each Contract not made in the Ordinary Course of Business or that is otherwise material.

 True, complete and accurate copies of the Contracts listed or required to be listed on Section 3.10(a) of the Coastal Disclosure Schedule, together with all amendments and modifications thereto, have previously been made available to Buyer, or, to the extent any of such Contracts are oral, Section 3.10(a) of the Coastal Disclosure Schedule contains a description of the material terms thereof. Each Contract is in full force and effect, is valid, binding and enforceable in accordance with its terms, and is not subject to any claims, charges, set-offs or defenses.

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(b) Except as set forth on Section 3.10(b) of the Coastal Disclosure Schedule, no Coastal Entity is in breach or default, nor, to the Knowledge of Coastal, has any event occurred which, with the giving of notice or the passage of time or both, would constitute a breach or default by any Coastal Entity of, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by another party under, or in any manner release any party thereto from any obligation under, any Contract. Except as set forth on Section 3.10(b) of the Coastal Disclosure Schedule, to the Knowledge of Coastal, no other party is in breach or default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a breach or default by any other party, or which would give rise to any right of notice, modification, acceleration, payment, cancellation or termination of or by any Coastal Entity under, or in any manner release any party thereto from any obligation under, any Contract. Since the Reference Date, no Coastal Entity has received any notice regarding any actual or alleged violation or breach of, or default under, any Contract. No Coastal Entity has received any notice, nor does any Coastal Entity have any Knowledge that, a counterparty to any Contract is terminating, not renewing, modifying, repudiating or rescinding, or intends to terminate, not renew, modify, repudiate or rescind such Contract.

Section 3.11 LITIGATION.

(a) Except as set forth on Section 3.11(a) of the Coastal Disclosure Schedule, there are no Proceedings pending or, to the Knowledge of Coastal, threatened against any (i) Coastal Entity or (ii) to the extent related to any Coastal Entity, current or former Service Provider.

(b) Except as set forth on Section 3.11(b) of the Coastal Disclosure Schedule, there are no Proceedings pending or threatened by any Coastal Entity.

(c) For any Proceedings identified on Section 3.11(a) or Section 3.11(b) of the Coastal Disclosure Schedule, (i) Coastal has made available to Buyer true, complete and accurate copies of all pleadings and material correspondence relating to each such Proceeding, (ii) no such Proceeding would reasonably be expected to result in the Coastal Entities incurring aggregate Losses with respect thereto of more than $100,000, and (iii) Coastal will have paid before the Closing, all fees and expenses of counsel and other representatives of Coastal incurred on or before the Closing Date in connection with such Proceeding.

(d) Section 3.11(d) of the Coastal Disclosure Schedule sets forth a complete and correct list and description of all Proceedings against or by (i) any Coastal Entity or (ii) to the extent related to any Coastal Entity, any of the current or former Service Providers, in each case, that has been resolved in the past five years.

(e) Section 3.11(e) of the Coastal Disclosure Schedule sets forth any Order to which any Coastal Entity is subject.

Section 3.12 COMPLIANCE WITH APPLICABLE LAWS. Except as set forth on Section 3.12 of the Coastal Disclosure Schedule, each Coastal Entity is and has been in compliance in all material respects with all Laws in connection with the conduct, ownership, use, occupancy or operation of its business and assets, and no Coastal Entity has received notice of any actual or alleged violation of any Law. To the Knowledge of Coastal, each Coastal Entity is and has been in compliance in all material respects with all COVID-19 Requirements. The Coastal Entities only operate in jurisdictions that have enacted Laws legalizing Cannabis. Each Coastal Entity is in compliance in all material respects with all applicable Laws (other than the Federal Cannabis Laws) controlling the cultivation, harvesting, production, handling, storage, distribution, sale and possession of Cannabis (as applicable). No Coastal Entity imports or exports Cannabis products from or to any foreign country.

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Section 3.13 LICENSES AND GOVERNMENTAL AUTHORIZATIONS. Except as set forth onSection 3.13(i) of the Coastal Disclosure Schedule, the Coastal Entities hold and have held, and immediately following the Closing will hold, all Governmental Authorizations necessary for the conduct, ownership, use, occupancy, and/or operation of each Coastal Entity’s business or assets, and all such Governmental Authorizations are valid and in full force and effect. Each Coastal Entity is and has been in compliance in all material respects with all such Governmental Authorizations, and no Coastal Entity has received notice of any actual or alleged violation of any Governmental Authorization or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization. All such Governmental Authorizations are identified on Section 3.13(ii) of the Coastal Disclosure Schedule (including the issuer, date of issuance and expiration date), and complete and correct copies thereof have been made available to Buyer. The rights and benefits of each Governmental Authorization will be available to Buyer immediately after the Closing on terms substantially identical to those enjoyed by Coastal as of the Agreement Date and immediately prior to the Closing and will not be cancelled, terminated, revoked, limited in scope or otherwise adversely affected by the Transaction.

Section 3.14 HEALTH, SAFETY AND ENVIRONMENTAL.

(a) Each Coastal Entity is and has been in compliance in all material respects with all Environmental and Safety Requirements.

(b) To the Knowledge of Coastal, each Coastal Entity has obtained and currently maintains and materially complies with all Governmental Authorizations required under Environmental and Safety Requirements to operate its business, and no Proceeding is pending, or to the Knowledge of Coastal, threatened, to revoke, modify or terminate any Governmental Authorization required under any Environmental and Safety Requirements.

(c) Except as set forth on Section 3.14(c) of the Coastal Disclosure Schedule, to the Knowledge of Coastal, there are no Hazardous Materials present in, at, under, about or migrating to or from any (i) Leased Real Property, (ii) real property formerly owned, leased or used by any Coastal Entity or any of its predecessors, or (iii) property to which any Coastal Entity or any of its predecessors, or any Person on behalf of any Coastal Entity or any of its predecessors, has, at any time, transported, treated, stored or disposed of Hazardous Materials, in each case, that has or would reasonably be expected to give rise to, result in or serve as a basis for any material Liability of the Coastal Entities under Environmental and Safety Requirements.

(d) No Coastal Entity has been subject to, nor has received any notice of, any Proceeding related to the Release of Hazardous Materials or noncompliance with or material Liabilities under Environmental and Safety Requirements.

(e) No Coastal Entity has any contractual indemnity obligation to any third party with respect to Environmental and Safety Requirements.

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(f) To the Knowledge of Coastal, (i) no underground storage tanks or related piping are located on, under or at any Leased Real Property, (ii) no Coastal Entity has removed or caused any such tank or piping to be removed, and (iii) there has been no such removal from any Leased Real Property or any former operating location that would reasonably be expected to give rise to, result in or serve as a basis for any Liability of any Coastal Entity under any Environmental and Safety Requirements.

(g) To the Knowledge of Coastal, no current facts, circumstances or conditions exist with respect to any Coastal Entity, their respective businesses, the Leased Real Property or any formerly owned, leased or operated real property that would result, individually or in the aggregate, in any Coastal Entity’s incurring material Liability, or material, unbudgeted capital expenditures to achieve or maintain compliance, under any Environmental and Safety Requirements, including Governmental Authorizations required under any Environmental and Safety Requirements.

(h) The Coastal Entities have made available to Buyer true, complete and accurate copies of all material environmental assessment reports, health and safety audits and reports of investigations with respect to the Coastal Entities or the Leased Real Property in Coastal’s possession or control.

Section 3.15 TAXES. Notwithstanding anything to the contrary in this Section 3.15, none of the representations in this Section 3.15 shall relate to the Taxes for which TPCO is responsible under any of the Service Agreements.

(a) Except as set forth on Section 3.15(a) of the Coastal Disclosure Schedule, each Coastal Entity has timely and properly filed or caused to be filed, or shall timely file and cause to be filed, all Tax Returns required to be filed by it, taking into account any extension of time to file granted to or obtained by such Coastal Entity.  All such Tax Returns are accurate and complete in all material respects.  Except as set forth on Section 3.15(a) of the Coastal Disclosure Schedule, each Coastal Entity has timely and properly paid all material Taxes required to be paid by any Coastal Entity, whether or not shown as due on such Tax Returns.  No Coastal Entity is currently the beneficiary of any extension of time to file any Tax Return.

(b) Except as set forth on Section 3.15(b) of the Coastal Disclosure Schedule, all Tax deficiencies that have been claimed, proposed or asserted in writing by any Governmental Authority against any Coastal Entity have been fully paid or finally settled.

(c) Except as set forth on Section 3.15(c) of the Coastal Disclosure Schedule, no Tax audits or administrative or judicial Tax Proceedings are being conducted, are pending or have been threatened in writing with respect to any Coastal Entity. No Coastal Entity has received from any Governmental Authority any (i) written notice indicating an intent to open an audit, examination or other review with respect to Taxes, (ii) written request for information related to Tax matters, or (iii) written notice of deficiency or proposed adjustment for any amount of Tax. No Coastal Entity has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that, in either case, remains in effect.

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(d) No written claim has ever been made by an authority in a jurisdiction where any Coastal Entity does not file Tax Returns that a Coastal Entity may be subject to taxation by that jurisdiction. Section 3.15(d) of the Coastal Disclosure Schedule sets forth each jurisdiction in which each Coastal Entity files Tax Returns or pays Taxes.

(e) There are no current Liens on any of the assets of any Coastal Entity that arose in connection with any failure, delay (or alleged failure or delay) to pay any Tax.

(f) Each Coastal Entity has timely and properly withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Service Provider, equity interest holder or other third party, and all IRS Forms W‑2 and 1099 required with respect thereto have been properly completed in all material respects and timely filed.

(g) Except as set forth on Section 3.15(g) of the Coastal Disclosure Schedule, no Coastal Entity is party to any agreement the principal purpose of which is to allocate or share Liability for Taxes between or among the applicable Coastal Entity, on the one hand, and other Persons, on the other hand, including, for the avoidance of doubt, any Tax allocation, Tax sharing, Tax distribution, Tax indemnification, Tax reimbursement or Tax gross-up Contract.

(h) No Coastal Entity (i) has ever been a member of an affiliated group filing a consolidated federal Income Tax Return other than a U.S. federal consolidated group of which Coastal is the consolidated group parent or (ii) has any Liability for Taxes of another Person under Treasury Regulation Section 1.1502-6 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), as a transferee or successor, by Contract or otherwise, other than any of the Coastal Entities.

(i) Coastal has never been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(j) No Coastal Entity has or has ever had a permanent establishment (within the meaning of any applicable Tax treaty between the United States and such other country) and does not have, and has never had, an office, fixed place of business or other presence through employees or otherwise, in a country outside of its country of formation, and no Coastal Entity has been subject to Tax in any country outside of its country of formation by virtue of having a source of income in that jurisdiction.

(k) Each Coastal Entity has timely and properly collected and maintained all resale certificates, exemption certificates and other documentation required to qualify for any exemption from the collection of sales Taxes imposed on or due from such Coastal Entity.

(l) None of the assets of the Coastal Entities are “section 197(f)(9) intangibles” (as defined in Treasury Regulation Section 1.197-2(h)(1)(i) and assuming for this purpose that the transition period ends on August 10, 1993).

(m) No Coastal Entity has ever participated in any “listed transaction” or “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulation Section 1.6011-4(b).

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(n) The aggregate unpaid Taxes of the Coastal Entities (i) did not, as of the date of the Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Balance Sheet and (ii) do not exceed that reserve as adjusted for the passage of time through the end of the Closing Date in accordance with the past custom and practice of Coastal in preparing its Financial Statements. Since the Balance Sheet, the Coastal Entities have not incurred any Liability for Taxes outside the Ordinary Course of Business.

(o) No Coastal Entity is a party to any agreement or arrangement that could result, separately or in the aggregate, in the actual or deemed payment of any “excess parachute payments” within the meaning of Section 280G of the Code (or any comparable provision of non-U.S., state or local Law). No Coastal Entity has any indemnity obligation or other liability for any Taxes imposed under Section 4999 or 409A of the Code.

(p) No Coastal Entity has requested or received a ruling from any Governmental Authority or signed any Contract with any Governmental Authority that might impact the amount of Tax due from Buyer or its Affiliates (including following the Closing, for the avoidance of doubt, the Coastal Entities) after the Closing Date. No Coastal Entity has a power of attorney given by or binding upon a Coastal Entity with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions thereto) has not yet expired (other than any power of attorney granted to a payroll provider in the ordinary course of business). No Coastal Entity has approached any Governmental Authority for the purpose of resolving any delinquent Tax Liability of any Coastal Entity, including through voluntary disclosure proceedings or similar proceedings.

(q) No Coastal Entity will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting made prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of state, local or foreign Income Tax Law) or excess loss account described in Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date by any Coastal Entity; (v) prepaid or deposit amount, advanced payment or deferred revenue received or accrued on or prior to the Closing Date by any Coastal Entity; (vi) election described in Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law); (vii) “minimum gain chargeback” provision applicable to any Coastal Entity with respect to “minimum gain” for periods (or portions of periods) ending on or prior to the Closing Date pursuant to Subchapter K of the Code; or (viii) debt instrument held by any Coastal Entity on or before the Closing Date that was acquired with “original issue discount” as defined in Section 1273(a) of the Code or is subject to the rules set forth in Section 1276 of the Code. No Coastal Entity has deferred any obligation to pay Taxes pursuant to Section 2302 of the CARES Act.

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(r) No Coastal Entity within the past two (2) years or otherwise has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that purported or intended to be governed in whole or in part by Section 355 or 361 of the Code during the three-year period ending on the Closing Date.

(s) No Coastal Entity has deferred the inclusion of any amounts in taxable income pursuant to IRS Revenue Procedure 2004-34, Treasury Regulations Section 1.451-5, Sections 451(c), 455, 456 or 460 of the Code or any corresponding or similar provision of Law (irrespective of whether or not such deferral is elective).

(t) Each Employee Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) and any award thereunder, in each case that is subject to Section 409A of the Code, has been administered and drafted or amended, in such a manner so that the additional tax described in Section 409A(1)(B) of the Code will not be assessed against any individual participating in any such Nonqualified Deferred Compensation Plan with respect to benefits due or accruing thereunder. No Employee Plan that would have been a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004.

(u) Except as set forth on Section 3.15(u) of the Coastal Disclosure Schedule, an election pursuant to Section 83(b) of the Code was timely and properly filed in connection with any transfer described in Section 83(a) of the Code of the Securities subject to a “substantial risk of forfeiture” (as defined in Section 83 of the Code and the Treasury Regulations promulgated thereunder) at the time of such transfer, and each Coastal Entity has a copy of each such election.

(v)  No Coastal Entity is the beneficiary of any Tax incentive, Tax rebate, Tax holiday or similar arrangement or agreement with any Governmental Authority.

(w) Coastal filed an IRS Form 8832 (Entity Classification Election) to be treated as an association taxable as a corporation for U.S. federal income tax purposes effective as of January 1, 2020. The tax classification and the ownership interest held by Coastal (or another Coastal Entity) as of the date hereof for each of the other Coastal Entities is set forth on Schedule 3.15(w) of the Coastal Disclosure Schedule.

(x) As of the date hereof, none of the Coastal Entities has taken or agreed to take any action that would reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code. To the Knowledge of Coastal, there are no facts or circumstances that would reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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Section 3.16 INSURANCE POLICES. Section 3.16 of the Coastal Disclosure Schedule contains a true and complete list of all insurance policies to which any Coastal Entity is a party or which provide coverage to or for the benefit of or with respect to any Coastal Entity or any director, manager, officer or employee of any Coastal Entity in his or her capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the expiration date of each policy and the amount of coverage. True and complete copies of all such Insurance Policies have been made available to Buyer. Section 3.16 of the Coastal Disclosure Schedule also describes any self-insurance or co-insurance arrangements by or affecting any Coastal Entity or any director, manager, officer or employee of a Coastal Entity in his or her capacity as such, including any reserves established thereunder. Each Insurance Policy is in full force and effect and shall remain in full force and effect in accordance with its terms immediately following the Closing, is provided by a financially solvent carrier and has not been subject to any lapse in coverage. The Coastal Entities are current in all premiums or other payments due under the Insurance Policies and have otherwise complied in all material respects with all of their obligations under each Insurance Policy. The Coastal Entities have given timely notice to the insurer of all material claims that may be insured thereby under any Insurance Policy. No Coastal Entity has been refused any insurance by, nor has coverage been limited by, any insurance carrier with which any Coastal Entity has carried insurance or any other insurance carrier to which any Coastal Entity has applied for insurance, and no insurer has issued a reservation of rights or denial of coverage for claims or incidents which could give rise to a claim under any Insurance Policy. No Insurance Policy provides for any retrospective premium adjustment or other experience-based Liability on the part of any Coastal Entity.

Section 3.17 EMPLOYEE PLANS.

(a) Except as set forth on Section 3.17(a) of the Coastal Disclosure Schedule, none of the Coastal Entities has ever maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to, or has any other Liability with respect to, any employee benefit plan (including but not limited to arrangements described in Section 3(3) of ERISA, and whether or not subject to ERISA) or any other plan, program, policy, practice, arrangement or agreement providing for any type of compensation (other than salary or hourly wages for employees or cash compensation for independent contractors), severance pay, medical or life insurance employee assistance, vacation pay, paid time off, fringe benefits, salary continuation, retention or change-in-control benefits, benefits provided through an employment agreement, equity or phantom equity arrangements or benefits of any kind, whether written or unwritten, to any individual (each an “Employee Plan,” and collectively, the “Employee Plans”).  No Employee Plan is subject to Laws outside the United States.

(b) Except as set forth on Section 3.17(b) of the Coastal Disclosure Schedule, neither the Coastal Entities nor any ERISA Affiliate has at any time participated in or made contributions to or has had any other Liability or potential Liability with respect to a plan which is or was (i) a “multiemployer plan” within the meaning of ERISA Section 3(37) or 4001(a)(3), (ii) a “multiple employer plan” within the meaning of ERISA Section 4063 or 4064 or Code Section 413(c), (iii) a “multiple employer welfare arrangement” within the meaning of ERISA Section 3(40), (iv) a plan subject to Section 302 or Title IV of ERISA or Code Section 412; or (v) a “welfare benefit fund” as defined in Section 419(e) of the Code.

(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the IRS, or in the case of an IRS preapproved plan, is the subject of an opinion letter from the IRS, stating that such Employee Plan is so qualified, and nothing has occurred that could adversely affect the qualified status of such plan.

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(d) Each Employee Plan has been and is operated and funded in material compliance with its terms and applicable Law.

(e) There are no Proceedings, and to the Knowledge of Coastal, no governmental inquiries or claims pending or threatened with respect to any Employee Plan, or the assets thereof (other than routine claims for benefits), and there are no facts with respect to any Employee Plan which could give rise to any Liability, Proceeding, penalty tax or claim against such Employee Plan, any fiduciary or plan administrator or other person dealing with such Employee Plan or the assets thereof other than claims for benefits under such Employee Plan, taxes on benefits thereunder or administrative costs and fees.

(f) No Employee Plan is under audit or investigation by, or is the subject of a Proceeding with respect to, any Governmental Authority, including but not limited to the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation.

(g) Each of the Employee Plans and all related trusts, insurance contracts and funds have been established, documented, maintained, funded and administered in material compliance with their terms and in material compliance with the applicable provisions of ERISA, the Code and all other applicable Laws. With respect to each Employee Plan, all required payments, premiums, contributions, distributions or reimbursements due for all periods ending prior to or as of the Agreement Date have been timely made or properly accrued on the Financial Statements in accordance with GAAP. With respect to any insurance policy providing funding or reimbursement for benefits under any Employee Plan except as set forth on Section 3.17(g) of the Coastal Disclosure Schedule, (i) there is no Liability of any Coastal Entity in the nature of a retroactive rate adjustment, loss sharing arrangement or other similar actual or contingent Liability for prior periods, and (ii) to the Knowledge of Coastal, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding. With respect to each Employee Plan that provides welfare benefits within the meaning of Section 3(1) of ERISA except as set forth on Section 3.17(g) of the Coastal Disclosure Schedule, all claims incurred under such Employee Plan are (i) insured pursuant to a contract of insurance (that does not provide for any retrospective premium adjustments) whereby the insurance company bears any risk of loss with respect to such claims, (ii) covered under a contract with a health maintenance organization (an “HMO”) pursuant to which the HMO bears the liability for claims, or (iii) accrued as a Liability on the Financial Statements to the extent required by GAAP.

(h) No event, act or omission has occurred, and no condition exists with respect to any Employee Plan that would result in any material penalty or penalty tax imposed by ERISA, the Code or any other applicable Law for which any Coastal Entity is or may be liable.

(i) Each Employee Plan that is subject to the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (collectively, “COBRA”), the requirements of the Health Insurance Portability and Accountability Act of 1986, as amended, and/or the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “ACA”), has been administered in material compliance with such requirements. Coastal has timely provided all required forms to employees, filed all required forms to the government under the ACA and has neither paid nor have been assessed or is currently liable for any taxes under Section 4980H (a) or (b) of the Code. No Employee Plan provides post-termination medical, life or other welfare benefits other than as required pursuant to COBRA or analogous state or local laws, nor has any written or oral commitment of any kind been made to any employee to provide any such post-termination benefits.

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(j) With respect to each Employee Plan, the Coastal Entities have provided Buyer the most recent true, complete and correct copies of (to the extent applicable): (i) all documents pursuant to which the Employee Plan is maintained, funded and administered (including the plan and trust documents, any amendments thereto, the summary plan descriptions, any summaries of material modifications provided since the publication of the current summary plan description and any insurance contracts or service provider agreements and any amendments thereto); (ii) the two most recent actuarial reports and/or financial reports; (iii) the three most recent annual reports (IRS Form 5500 series) filed with the United States Department of Labor (with all applicable attachments); (iv) the most recent determination or opinion letter, if any, received from the IRS; (v) any written communication to or from any Governmental Authority in connection with any correction filing or Proceeding involving the Employee Plan or any company-wide, general written communications to Employee Plan participants; and (vi) non-discrimination, coverage and top-heavy testing for the three most recently available plan years to the extent completed.

(k) All required reports with respect to each Employee Plan required by applicable Law have been timely and accurately filed with the IRS, the United States Department of Labor and the Pension Benefit Guaranty Corporation and, to the extent required by applicable Law, provided to participants in the Employee Plan.

(l) Neither the execution and delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any event) (i) constitute an “excess parachute payment” (within the meaning of Section 280G of the Code) or require a “gross-up” or other payment due to any director, manager, consultant, employee or former employee of any of the Coastal Entities, (ii) increase any benefits otherwise payable under any Employee Plan, (iii) result in any acceleration of the time of funding, payment or vesting of any such benefits, or (iv) result in a limitation in the ability of a plan sponsor to amend or terminate any Employee Plan. Additionally, Coastal and its ERISA Affiliates do not, as of the date of this Agreement, maintain more than one 401(k) plan, and no additional 401(k) plans shall be instituted or adopted by the Coastal Entities or any ERISA Affiliate between the date of this Agreement and the Closing Date.

(m) To the Knowledge of the Coastal Entities no communication or disclosure has been made by the Coastal Entities or their authorized representatives that, at the time made, inaccurately reflected the terms and operations of any Employee Plan to any material extent.

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(n) Each Coastal Entity has, for purposes of each relevant Employee Plan, correctly classified those individuals performing services for such Coastal Entity as common law employees, leased employees, independent contractors or agents of such Coastal Entity.

Section 3.18 EMPLOYEES; LABOR RELATIONS. Section 3.18(i) of the Coastal Disclosure Schedule lists each Coastal Entity’s employees and independent contractors, setting forth the name, title and total compensation (including bonuses) for such Person for the year ended as of the Reference Date. Section 3.18(ii) of the Coastal Disclosure Schedule sets forth, in each case, since January 1, 2021, (a) any termination, layoff, or furlough with respect to any current or former employee or independent contractors, and (b) a list of all employees or independent contractors working from home or a location other than a facility or location of a Coastal Entity and whether such employee or independent contractor worked primarily at a facility or location of a Coastal Entity prior to January 1, 2021. Section 3.18(iii) of the Coastal Disclosure Schedule sets forth a list of all employees on any leave or paid time off. Since January 1, 2020, no current employee of any Coastal Entity with an annual salary exceeding $75,000 has given written notice of his or her intent to terminate such employment, and no written notice of termination has been given to any such employee by any Coastal Entity. To the Knowledge of Coastal, no Service Provider of any Coastal Entity is party to any Contract with a third party that materially restricts such Service Provider’s performance of duties or otherwise materially interferes with the conduct of the Business. There have not been any “employment losses” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar state or local law (the “WARN Act”) within the past six months. Except as set forth on Section 3.18(iv) of the Coastal Disclosure Schedule, no Coastal Entity is a party to or bound by any collective bargaining agreements or Contracts with any labor union or other representative of employees or any employee benefits provided for by any such Contract, and no employees of any Coastal Entity are represented by a labor union, works council or other employee representative body with respect to his or her employment with any Coastal Entity. No strike, lockout, slowdown, work stoppage, concerted refusal to work overtime, picketing, unfair labor practice, grievance or, except as set forth on Section 3.18(v) of the Coastal Disclosure Schedule, union organizational activity or other similar occurrence (whether or not resolved) has occurred at any time or is pending or threatened against any Coastal Entity. No Coastal Entity is or has been a party to or otherwise bound by any citation, decree or Order by any Governmental Authority relating to employees or employment practices, and there are no Governmental Authority conciliation agreements, noncompliance findings or audits pending or in effect with respect to employees or employment practices of any Coastal Entity. No Coastal Entity is or has been subject to any Proceeding regarding its employment practices or any other employment-related matter. To the Knowledge of Coastal, each Coastal Entity is, and has been, in all material respects, in compliance with all applicable Laws relating to the employment of labor, including wages, hours, pay equity, overtime, discrimination, equal opportunity, collective bargaining, harassment, immigration, disability, affirmative action, leaves of absence, privacy, rest periods, meal breaks, workers’ compensation, unemployment insurance, occupational health and safety and the collection and payment of withholding and/or social contribution Taxes and similar Taxes, plant closings, mass layoffs and relocations. No Coastal Entity has received written notice of any allegation that any Service Provider or any Coastal Entity, in his or her capacity as a Service Provider of a Coastal Entity, has engaged in sexual harassment. The Coastal Entities have each timely paid in full to each current or former Service Provider or, if not past due, adequately accrued on the Financial Statements in accordance with and to the extent required by GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such Service Providers other than payments due in arrears under the usual payroll schedule. Except as set forth on Section 3.18(vi) of the Coastal Disclosure Schedule, there are no Liabilities of any Coastal Entity relating to workers’ compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. The Coastal Entities have at all times properly classified in accordance with all applicable Laws all of their respective Service Providers as either employees or independent contractors and as exempt or non-exempt from overtime requirements and have each made all appropriate filings required by Law in connection with services provided by, and compensation paid to, such Service Providers. No Service Provider or Person who was, between January 1, 2020 and the Agreement Date, a Service Provider, has refused to work or provide services because of, or made any complaint or claim with respect to, any unsafe conditions in the workplace as a result of, arising out of or otherwise relating to COVID-19.

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Section 3.19 TRANSACTIONS WITH RELATED PARTIES.

(a) Other than as set forth on Section 3.19(a) of the Coastal Disclosure Schedule, no Related Party has any direct or indirect interest in (a) any material customer or supplier of any Coastal Entity, (b) any assets or property used by any Coastal Entity (including any Intellectual Property), or (c) any Person engaged in a business competitive with the Business or in any customer, supplier or Affiliate of Coastal or any Person engaged in a business competitive with the Business.

(b) Section 3.19(b) of the Coastal Disclosure Schedule sets forth the parties to and the date, nature and amount of each Related Party Transaction since the Reference Date (other than salary or other compensation or benefits under Employee Plans paid or payable in the Ordinary Course of Business to employees in consideration for bona fide services performed by such employees).

(c) Except as set forth on Section 3.19(c) of the Coastal Disclosure Schedule, from and after the Closing Date, the Coastal Entities shall have no obligation to engage in any Related Party Transaction and shall not be bound by any Contract or arrangement with respect to any Related Party Transaction.

(d) Other than as set forth on Section 3.19(d) of the Coastal Disclosure Schedule, Coastal is not indebted to any of its current or past equityholders, managers or officers (or to members of their immediate families), or any Affiliate or former Subsidiary in any amount, other than for salaries payable or for expenses incurred on behalf of Coastal in the Ordinary Course of Business that are not yet due and payable.

Section 3.20 REAL PROPERTY.

(a) No Coastal Entity owns, or has owned, any real property or is bound by any Contract, or has any Liabilities, with respect to the purchase or sale of any real property or the ownership of any real property prior to the Agreement Date.

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(b) Section 3.20(b) of the Coastal Disclosure Schedule sets forth a complete list, including an address of each leasehold or subleasehold estate or other right to use or occupy any interest in real property held by any Coastal Entity (“Leased Real Property”) and the Real Property Leases (including all amendments, guaranties and other agreements with respect thereto) relating to each such Leased Real Property. With respect to each Leased Real Property, (i) the relevant Coastal Entity’s possession and quiet enjoyment under the applicable Real Property Lease has not been disturbed, and Coastal does not have Knowledge of any disputes with respect to any Real Property Lease, (ii) no Coastal Entity has subleased, licensed or otherwise granted any person the right to use or occupy any Leased Real Property or any portion thereof, or collaterally assigned or granted any security interest in such Leased Real Property or any interest therein, and (iii) there are no special, general or other assessments pending against any Coastal Entity or affecting any Leased Real Property that would be payable by the lessee thereof. No Coastal Entity nor any other party to a Real Property Lease is or has been in breach or default under such Real Property Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration or increase of rent under such Real Property Lease. No security deposit or portion thereof deposited with respect to any Real Property Lease has been applied in respect of a breach or default under any Real Property Lease which has not been redeposited in full. No Coastal Entity owes, or will owe in the future, any brokerage commissions or finder’s fees with respect to any Real Property Lease. Except as set forth on Section 3.20(b)(i) of the Coastal Disclosure Schedule, the consummation of the Transaction pursuant to this Agreement does not require the consent of any other party to any of the Real Property Leases, will not result in a breach of or default under such Real Property Lease, or otherwise cause such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. Except as set forth on Section 3.20(b)(ii) of the Coastal Disclosure Schedule, the other party to each Real Property Lease is not an Affiliate of, and otherwise does not have any economic interest in, any Coastal Entity.

(c) The Leased Real Property comprises all of the real property that is used in or otherwise related to the businesses of the Coastal Entities. All buildings, structures, improvements, fixtures, building systems (including HVAC, electrical, plumbing and sewer systems) and equipment, and all components thereof, included in the Leased Real Property (collectively, “Improvements”) are in good condition and repair and are sufficient for the operation of the businesses of the Coastal Entities as currently conducted and intended to be conducted thereon. There are no structural deficiencies or latent defects affecting any of the Improvements and, there are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business conducted thereon. No Coastal Entity has received any notice from any insurance company or board of fire underwriters of any defects or inadequacies that could adversely affect the insurability of any Leased Real Property or requesting the performance of any material work or alteration with respect to any Leased Real Property. There is no pending or threatened condemnation, expropriation or other governmental taking of any part or interest in any Leased Real Property. The current and intended use and occupancy of the Leased Real Property and the operation of the Coastal Entities’ businesses as currently conducted and intended to be conducted thereon do not violate any applicable zoning law, easement, covenant, condition, restriction or similar provision in any instrument of record affecting the Leased Real Property. No fact or condition exists that could result in the termination or impairment of presently available access from adjoining public or private streets or ways or in the discontinuation of presently available sewer, water, electric, gas, telephone or other utilities or services for any Leased Real Property.

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Section 3.21 BANK ACCOUNTS. Section 3.21 of the Coastal Disclosure Schedule is a complete and correct list of each bank or financial institution in which any Coastal Entity has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box and the names of all persons authorized to draw thereon or having signatory power or access thereto.

Section 3.22 TRADE NAMES. Section 3.22 of the Coastal Disclosure Schedule sets forth all fictitious, doing business as or trade names that any Coastal Entity has been known as or used and all locations, offices or places of business each Coastal Entity has used, in each case, in the past five years. No Coastal Entity is the surviving corporation of a merger or consolidation.

Section 3.23 PRODUCTS. Each product manufactured, sold and delivered by any Coastal Entity is in compliance in all material respects with all applicable Laws (other than the Federal Cannabis Laws) controlling the cultivation, harvesting, production, handling, storage, distribution, sale and possession of Cannabis, including the Medicinal and Adult Use Cannabis Regulation and Safety Act, and has been inspected by an employee of the applicable Coastal Entity to confirm that the packaging and labeling of the products substantially complies with Business and Professions Code Section 26120 and the Safe Drinking Water and Toxic Enforcement Act of 1986. Any products sold by any Coastal Entity that were purchased by a Coastal Entity from third parties was, to the Knowledge of Coastal, cultivated, harvested, produced, tested, handled, and delivered in accordance with all applicable Laws (except for the Federal Cannabis Laws) in all materials respects, and were purchased from suppliers duly licensed to cultivate, harvest, produce, and distribute such products. No Coastal Entity has used any substance, including pesticides, prohibited by Laws (except for the Federal Cannabis Laws) applicable in the states and localities in which such Coastal Entity operates, in any prohibited amount at any stage of the cultivation, harvesting, handling, storage or delivery of such products. To the Knowledge of Coastal, each Coastal Entity has materially performed (or caused to be performed by third parties) all tests and obtained all test certificates and certificates of ingredients required by applicable Law or industry practice, including tests for microbials, contaminants, residuals and pesticides, with respect to any product manufactured, sold or delivered by such Coastal Entity. No products manufactured, sold or delivered by Coastal contain in any material amount any prohibited pesticides, contaminants or any other substance prohibited by any Law (except for Federal Cannabis Laws). To the Knowledge of Coastal, no products manufactured, sold or delivered by any Coastal Entity are subject to any material guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale with respect thereto which, in each case, have been made available to Buyer. No Coastal Entity received any notice of any material claims for, and to the Knowledge of Coastal, there is no reasonable basis for, any extraordinary product recalls, returns, warranty obligations or service calls relating to any of its products or services. No Coastal Entity has had, and to the Knowledge of Coastal, has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products manufactured, sold or delivered by any Coastal Entity or with respect to any services rendered by any Coastal Entity. There are no claims pending, or to the Knowledge of Coastal, threatened against Coastal, nor have the Coastal Unitholders received written notice as to any claim or allegation of personal injury, death or property damage, any claim for punitive damages, any claim for contribution or indemnification or other economic damages, or any claim for injunctive relief in connection with any of Coastal’s products. There does not exist any material quality control or similar problems with Coastal’s products. However, Buyer acknowledges that cannabis is a Schedule I controlled substance as set forth in the Federal Cannabis Laws, with a significant risk of harm to mental health and psychological functioning physical side effects, dependence, addiction or abuse. Notwithstanding anything to the contrary in this Section 3.23, none of the representations in this Section 3.23 are given for the period between October 1, 2021 and the date of this Agreement.

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Section 3.24 PRIVACYAND INFORMATION SECURITY. Each Coastal Entity is and has been in material compliance with (a) all Privacy and Information Security Requirements, (b) its internal and external privacy policies and notices, and (c) all Contracts relating to the Processing of Personal Data. No Coastal Entity nor, to the Knowledge of Coastal, any other Person, has received any notice, allegation, complaint or other communication, and there is no pending investigation by any Governmental Authority or payment card association regarding any actual or possible violation of any Privacy and Information Security Requirements by or with respect to any Coastal Entity. To the Knowledge of Coastal, (A) no Coastal Entity has suffered a security breach with respect to any of the Coastal Data, and (B) there has been no unauthorized or illegal use of or access to any Coastal Data. No Coastal Entity has notified, nor to the Knowledge of Coastal, has been required to notify, any Person of any information security breach involving Personal Data. Each Coastal Entity employs and has employed commercially reasonable security measures that comply with all Privacy and Information Security Requirements in all material respects to protect Coastal Data within its custody or control and requires the same of all vendors that Process Coastal Data on its behalf. Each Coastal Entity has provided all requisite notices, obtained all required consents and satisfied all other requirements under all Privacy and Information Security Requirements (including to notify Governmental Authorities) necessary for such Coastal Entity’s Processing (including international and onward transfer) of all Personal Data in connection with the conduct of the business of such Coastal Entity and in connection with the consummation of the transactions contemplated hereunder.

Section 3.25 ANTI-CORRUPTION; IMPROPER PAYMENTS. None of the Coastal Entities, nor any Coastal Unitholder, nor any officer, director, agent, manager, employee or, to the Knowledge of Coastal, any other Person authorized to act on behalf of any of the Coastal Entities or any Coastal Unitholder, has, directly or indirectly, taken any act that would cause any Coastal Entity or any Coastal Unitholder to be in violation of Improper Payment Laws, including any act in furtherance of an offer, payment, promise to pay, authorization or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business. Each Coastal Entity complies, and has at all times complied, with all Improper Payment Laws. Without limiting the generality of the foregoing, (a) none of the Coastal Entities or any Coastal Unitholder has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1302a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.) or any related or similar Law, and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of the Coastal Entities relating to the same. None of the Coastal Entities, or any Coastal Unitholder, or any of their respective Affiliates or Persons acting on their behalf has received any notice or communication from any Person that alleges, nor been involved in any internal investigation involving any allegations relating to potential violation of any Improper Payment Laws or other applicable Law, nor have received a request for information from any Governmental Authority regarding Improper Payment Laws. None of the Coastal Entities, or any Coastal Unitholder or, to the Knowledge of Coastal, any officer, director, manager, employee, attorney, accountant, consultant, financial advisor or other agent of any Coastal Entity or any Coastal Unitholder, has employed or retained, directly or indirectly, a Government Official or a family member of a Government Official. No Government Official has, directly or indirectly, the right of control over, or any beneficial interest in any Coastal Entity. Each Coastal Entity maintains, and has maintained, compliance policies, procedures and internal controls reasonably calculated to ensure compliance with applicable Improper Payment Laws.

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Section 3.26 BROKERS OR FINDERS. Except as set forth on Section 3.26 of the Coastal Disclosure Schedule, none of the Coastal Unitholders, the Coastal Entities or any of their respective Affiliates has retained any broker or finder, or agreed to pay or made any statement or representation to any Person that would entitle such Person to, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 3.27 PRIVATE PLACEMENT.

(a) The Coastal Unitholders are acquiring the Buyer Shares, and Parent Shares into which such Buyer Shares may be ultimately exchanged, solely for their own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof or any other security related thereto within the meaning of the Securities Act.  The Coastal Unitholders acknowledge that neither Buyer nor Parent have registered the offer and sale of the Buyer Shares and/or Parent Shares under the Securities Act or any state securities laws, and that the Buyer Shares and/or Parent Shares may not be pledged, transferred, sold, offered for sale, hypothecated or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.  Each Coastal Unitholder is an “Accredited Investor,” as such term is defined in the rules promulgated under the Securities Act, and they are able to bear the economic risk of holding the Buyer Shares and/or Parent Shares for an indefinite period (including total loss of its investment), and have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment.

(b) The Buyer Shares and/or Parent Shares are being issued pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and will not be registered under the Securities Act or any state securities laws. Such shares shall be “restricted securities” within the meaning of Rule 144 under the Securities Act and any disposition of such shares by the holder thereof will need to be made pursuant to an effective registration of the shares under the Securities Act or pursuant to an available exemption from such registration requirements. Each Coastal Unitholder covenants that the Buyer Shares and/or Parent Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Buyer Shares and/or Parent Shares other than (i) pursuant to an effective registration statement or (ii) pursuant to Rule 144 (provided that the holder provides Parent with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or any other available exemption under the Securities Act, Parent may require the transferor thereof to provide to Parent an opinion of counsel selected by the transferor and reasonably acceptable to Parent, the form and substance of which opinion shall be reasonably satisfactory to Parent, to the effect that such transfer does not require registration of such transferred Buyer Shares and/or Parent Shares under the Securities Act. All certificates evidencing the Buyer Shares and/or Parent Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially to the effect of this paragraph.

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(c) Except as set forth on Section 3.28 of the Coastal Disclosure Schedule, each Coastal Unitholder is located outside of Canada and has no intention to re-sell the Buyer Shares to a Person located in Canada, other than in market transactions where the buyer is unknown.

Section 3.28 NO OTHER REPRESENTATION AND WARRANTIES. Except for the representations and warranties contained in this ARTICLE III and in ARTICLE IV, none of the Coastal Unitholders, the Coastal Entities or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Coastal Unitholders or Coastal, including any representation or warranty as to the accuracy or completeness of any information regarding the Coastal Entities furnished or made available to Buyer and its Representatives or as to the future revenue, profitability or success of the Coastal Entities or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER, PARENT, MERGERSUB AND CHC LLC

 Except as set forth in the corresponding sections or subsections of the Buyer Disclosure Schedule, each of Buyer, Parent, MergerSub and CHC LLC hereby represent and warrant to Coastal as of the Agreement Date and as of the Closing Date as follows; provided, however, that notwithstanding anything to the contrary provided in this Agreement, all representations, warranties, covenants and disclosures of Buyer in this ARTICLE IV are being made with exception to and not with respect to Federal Cannabis Laws:

Section 4.01 ORGANIZATION AND QUALIFICATION; AUTHORIZATION.

(a) Each of Buyer, Parent, MergerSub and CHC LLC is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.  Each of Buyer, Parent, MergerSub and CHC LLC is duly qualified or otherwise authorized as a foreign entity to transact business in each jurisdiction in which its ownership of property or the conduct of business as now conducted therein requires it to so qualify, except where the failure to be so qualified would not materially impact its business.  Complete and correct copies of the Organizational Documents of each of Buyer, Parent, MergerSub and CHC LLC, and all amendments thereto, have been made available to Coastal.  Neither Buyer, Parent, MergerSub nor CHC LLC is in violation of any of the provisions of its Organizational Documents.

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(b) Each of Buyer, Parent, MergerSub and CHC LLC has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents to which each of Buyer, Parent, MergerSub and CHC LLC is party, the performance by each of Buyer, Parent, MergerSub and CHC LLC of its obligations hereunder and thereunder and the consummation by each of Buyer, Parent, MergerSub and CHC LLC of the transactions contemplated hereby and thereby have been duly authorized. This Agreement has been, and the Transaction Documents to which each of Buyer, Parent, MergerSub and CHC LLC is party will be, duly executed and delivered by each of Buyer, Parent, MergerSub and CHC LLC, as applicable, and constitute the legal, valid and binding obligation of each of Buyer, Parent, MergerSub and CHC LLC, as applicable, enforceable against it in accordance with their respective terms, except as enforcement may be limited by the Enforceability Limitations.

Section 4.02 NO CONFLICT. The execution, delivery and performance by each of Buyer, Parent, MergerSub and CHC LLC of this Agreement and the Transaction Documents to which it is a party and the consummation by Buyer, Parent, MergerSub and CHC LLC of the transactions contemplated hereby and thereby will not:

(a) violate or conflict with any provision of the Organizational Documents of Buyer, Parent, MergerSub and CHC LLC;

(b) violate, contravene or conflict with any resolution adopted by Buyer’s, Parent’s, MergerSub’s or CHC LLC’s equityholders and manager or board of directors or comparable governing body;

(c) violate or conflict with any Law, Order or Governmental Authorization applicable to any of Buyer, Parent, MergerSub or CHC LLC or their assets or business; or

(d) violate, conflict with, result in a breach of the terms or conditions of, or default (with or without notice or lapse of time or both) under, or give rise to any right of notice, modification, acceleration, payment, suspension, withdrawal, cancellation or termination, or to the loss of any rights or benefits, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any Buyer Shares or the assets of Buyer, Parent, MergerSub or CHC LLC under, any Contract.

Section 4.03 CONSENTS AND APPROVALS. Except as set forth on Section 4.03 of the Buyer Disclosure Schedule, no consent, approval, Order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or other Person is required to be made or obtained by Buyer, Parent, MergerSub or CHC LLC in connection with the authorization, execution, delivery and performance by such Persons of this Agreement or any Transaction Document, or the consummation of the transactions contemplated hereby and thereby.

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Section 4.04 LITIGATION. There is no Proceeding pending, or, to the Knowledge of Buyer, threatened against Buyer or Parent or any of their properties, rights or assets or, any of its officers, directors or shareholders (in their capacities as such). There is no Order binding against Buyer or Parent or any of either’s properties, rights or assets or, any of its officers, directors or shareholders (in their capacities as such) that would prohibit, prevent, enjoin, restrict or alter or delay any of the transactions contemplated by this Agreement, or that would reasonably be expected to result in a Material Adverse Effect.

Section 4.05 BROKERS OR FINDERS. None of Buyer, Parent, MergerSub, CHC LLC or any Affiliate thereof has retained any broker or finder, made any statement or representation to any Person that would entitle such Person to, or agreed to pay, any broker’s, finder’s or similar fees or commissions in connection with the transactions contemplated by this Agreement.

Section 4.06 CAPITALIZATION. Section 4.06 of the Buyer Disclosure Schedule sets forth the entire authorized Equity Securities of Buyer, Parent, MergerSub and CHC LLC as of the Agreement Date, including those Equity Securities of Buyer and Parent that will be issued to the Coastal Unitholders pursuant to this Agreement. All of the outstanding Equity Securities of Buyer, Parent, MergerSub and CHC LLC have been issued in accordance with the applicable security, and are duly authorized, validly issued and, as applicable, are fully paid and non-assessable. Except as set forth on Section 4.06 of the Buyer Disclosure Schedule, as of the Agreement Date, each of Buyer, Parent, MergerSub and CHC LLC does not have (i) any outstanding Equity Securities and (ii) any outstanding agreements, options, warrants or rights to directly or indirectly subscribe for or purchase, or that directly or indirectly require it to issue, transfer or sell, its Equity Securities or any securities directly or indirectly convertible into or exchangeable for its Equity Securities. Except as set forth on Section 4.06 of the Buyer Disclosure Schedule, as of the Agreement Date, none of Buyer, Parent, MergerSub or CHC LLC is subject to any obligation (contingent or otherwise) to redeem, repurchase or otherwise acquire or retire any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. Except as set forth on Section 4.06 of the Buyer Disclosure Schedule, as of the Agreement Date, there are no voting agreements, voting trusts or other agreements, commitments or understandings with respect to the voting or transfer of Equity Securities or other securities of Buyer, Parent, MergerSub or CHC LLC. None of Buyer, Parent, MergerSub or CHC LLC has violated any applicable federal or state securities Laws in connection with the offer, sale or issuance of any of its Equity Securities or any warrants, options or other rights to acquire its Equity Securities. No Equity Securities of Buyer, Parent, MergerSub or CHC LLC are subject to, nor have been issued in violation of, preemptive or similar rights, including those Equity Securities of Buyer and Parent that will be issued to the Coastal Unitholders pursuant to this Agreement. No Equity Securities of Buyer, Parent, MergerSub or CHC LLC are subject to registration rights.

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Section 4.07 LICENSE ELIGIBILITY. Each of Buyer, Parent, MergerSub and CHC LLC will at all times materially comply with all applicable Laws or order of any Governmental Authority relating to the Coastal Entities. Each of Buyer, Parent, MergerSub and CHC LLC, represents, warrants and covenants that (a) except as previously disclosed in writing to Coastal, neither Buyer, Parent, MergerSub and CHC LLC nor their directors, officers, nor shareholders holding ten percent (10%) or more of the Equity Securities of Parent have any outstanding criminal, civil or administrative penalties, judgments, convictions, arrests or charges that would preclude each of Buyer, Parent, MergerSub and CHC LLC from becoming an “Owner” or a “Financial Interest Holder” of Coastal under the applicable Laws, (b) each of Buyer’s, Parent’s, MergerSub’s and CHC LLC’s directors, officers, shareholders and members will submit to the background check process at the local and state level, as applicable; (c) to the Knowledge of Buyer, neither Buyer, Parent, MergerSub and CHC LLC nor their shareholders, directors or officers has owned or had a financial interest in any commercial cannabis permits, licenses or other forms of authorizations, directly or indirectly, which have been suspended, revoked, forfeited, terminated or cancelled by the issuing Governmental Authority; and (d) to the Knowledge of Buyer, neither Buyer, Parent, MergerSub and CHC LLC nor any of their shareholders, directors or officers holds any ownership or financial interests in a California commercial cannabis testing laboratory.

Section 4.08 SECURITIES LAW MATTERS.

(a) Parent is a “reporting issuer” under Canadian Securities Laws in each of the Qualifying Jurisdictions, is not on the list of reporting issuers in default under the Canadian Securities Laws of any Qualifying Jurisdiction and is in compliance in all material respects with all such Canadian Securities Laws.  Parent has not taken any action to cease to be a reporting issuer in any Qualifying Jurisdiction nor has Parent received written notification from any Governmental Entity seeking to revoke the reporting issuer status of Parent.  No delisting, suspension of trading or cease trade or other order or restriction with respect to any securities of any kind or type of Parent that may prevent or restrict trading is pending, in effect, has been threatened in writing or, to the Knowledge of Buyer, is expected to be implemented or undertaken.  To the Knowledge of Buyer, Parent is not and has at no time been in default of any requirement of Canadian Securities Laws.

(b) Since July 16, 2019, (i) Parent Shares have been listed on the NEO Exchange, and (ii) neither Parent nor any of its Affiliates has received any written communication from the NEO Exchange regarding the suspension or termination of trading of the Parent Shares on the NEO Exchange.

(c) Parent is in compliance in all material respects with its listing and disclosure obligations under Canadian Securities Laws.

(d) Except as previously disclosed in writing to Coastal, to the Knowledge of Buyer, none of the directors or officers of Parent are now, or have ever been, subject to an order or ruling of any Governmental Authority, the NEO Exchange or other stock exchange or marketplace prohibiting such individual from acting as a director or officer of a public company or of a company listed on the NEO Exchange or another stock exchange or marketplace.

(e) To the Knowledge of Buyer, neither Parent, nor any of its Subsidiaries, nor any Person authorized to act on its or their behalf has, directly or indirectly, made any offers or sales of any Equity Securities of Parent, or solicited any offers to buy any Equity Securities of Parent, under circumstances that would require registration under the Securities Act of any of the Equity Securities of Parent to be issued pursuant to the terms hereof to the Coastal Unitholders or trigger the filing of a prospectus under Canadian Securities Laws or cause this issuance of the Equity Securities of Parent to be integrated with other offerings by Parent for purposes of any applicable shareholder approval provisions of the NEO Exchange or any other authority.

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(f) Upon (i) exchange of Buyer Shares for Parent Shares pursuant to the Amended Exchange Agreement, (ii) filing with and acceptance from the NEO Exchange of a Form 10 listing application covering all of the Parent Shares to be issued pursuant to the Amended Exchange Agreement, and (iii) satisfaction of the conditions prescribed by the NEO Exchange in its conditional approval of the Transaction contemplated hereby, and upon and during the effectiveness of the Resale Registration Statement, the Parent Shares may be resold pursuant to the Registration Statement.

Section 4.09 OWNERSHIP OF BUYER, MERGER SUB, AND CHC LLC; NO PRIOR ACTIVITIES.

(a) Buyer was formed solely for the purpose of engaging in the Transaction and activities incidental thereto.  Except for obligations or liabilities incurred in connection with its incorporation and as contemplated by this Agreement, Buyer has not, and prior to the First Merger Effective Time will not have, incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(b) MergerSub was formed solely for the purpose of engaging in the Transaction and activities incidental thereto. All of the outstanding capital stock of MergerSub is, and at the First Merger Effective Time will be, owned directly by Buyer. Except for obligations or liabilities incurred in connection with its formation and as contemplated by this Agreement, MergerSub has not, and prior to the First Merger Effective Time will not have, incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(c) CHC LLC was formed solely for the purpose of engaging in the Transactions and activities incidental thereto. All of the outstanding capital stock of CHC LLC is, and at the Second Merger Effective Time will be, owned directly by Buyer and CHC is, and at the time of the Second Merger Effective Time will be, classified as a disregarded entity for U.S. federal income tax purposes. Except for obligations or liabilities incurred in connection with its formation and as contemplated by this Agreement, CHC LLC has not, and prior to the Second Merger Effective Time will not have, incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.10 TAX MATTERS.

(a) Parent is not, and has never been, a “passive foreign investment company” within the meaning of Section 1297 of the Code.

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(b) As of the date hereof, none of Parent, Buyer, MergerSub or CHC LLC has taken or agreed to take any action that would reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code. To the Knowledge of Parent, there are no facts or circumstances that would reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(c) Parent is a “taxable Canadian corporation” for the purposes of the Income Tax Act (Canada). Parent is treated as a “domestic corporation” for U.S. federal income tax purposes pursuant to Section 7874(b) of the Code and Treasury Regulation Section 1.7874-2(b)(6).

Section 4.11 SEC AND NEO EXCHANGE DISCLOSURES.

(a) Parent has, in all material respects, timely filed with the applicable Governmental Authorities and the NEO Exchange all forms, reports, schedules, statements and other documents required to be filed by Parent with any Governmental Authority and the NEO Exchange.

(b) The information and statements contained in any public document when filed complied in all material respects with all applicable Canadian Securities Laws, and were, at the time of filing on SEDAR, true and correct in all materials respects and did not, (i) contain any untrue statement of a material fact; or (ii) omit any statement of a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Parent has not filed any confidential material change report which at the date of this Agreement remains confidential. As of the date hereof, to the Knowledge of Buyer, none of the documents publicly filed under the profile of Parent on SEDAR on or after July 16, 2019 is the subject of an ongoing review, outstanding comment or outstanding investigation by the NEO Exchange or any Governmental Authority. To the Knowledge of Buyer, there is no Material Adverse Effect with respect to Parent or any of its Subsidiaries which has not been disclosed in Parent’s pubic filings on SEDAR.

(c) Since January 1, 2022, Parent has timely filed or furnished with the SEC all reports required to be filed or furnished under the Securities Act or the Exchange Act (such reports, the “SEC Documents”). As of their respective filing (or furnishing) dates, each of the SEC Documents, as amended, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained, when filed or, if amended prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 4.12 COMPLIANCE WITH APPLICABLE LAW. Except as set forth on Section 4.12 of the Buyer Disclosure Schedule, to the Knowledge of Buyer, Parent and each of its Subsidiaries is and has been in compliance in all material respects with all Laws in connection with the conduct, ownership, use, occupancy or operation of its business and assets, and neither Parent nor any Subsidiary has received notice of any actual or alleged violation of any Law which would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of Buyer, Parent and each of its Subsidiaries is and has been in compliance in all material respects with all COVID-19 Requirements. Parent and its Subsidiaries only operate in state and local jurisdictions that have enacted Laws legalizing Cannabis. To the Knowledge of Buyer, each Parent and each of its Subsidiaries is in compliance in all material respects with all applicable Laws (other than the Federal Cannabis Laws) controlling the cultivation, harvesting, production, handling, storage, distribution, sale and possession of Cannabis (as applicable). Neither Parent nor its Subsidiaries imports or exports Cannabis products from or to any foreign country.

Section 4.13 INVESTMENT PURPOSE. Buyer is acquiring Coastal solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution of the applicable membership interests thereof. Buyer acknowledges that the securities of Coastal are not registered under the Securities Act or any state securities Law, and that the securities of the Coastal may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

Section 4.14 NON-RELIANCE OF BUYER, PARENT, MERGER SUB AND CHC LLC. EACH OF BUYER, PARENT, MERGER SUB, AND CHC LLC HEREBY ACKNOWLEDGE THAT IN MAKING THEIR DECISION TO ENTER INTO THIS AGREEMENT AND CONSUMMATE THE TRANSACTION, EACH OF BUYER, PARENT, MERGER SUB, AND CHC LLC HAVE RELIED SOLELY UPON THEIR OWN INVESTIGATION. EACH OF BUYER, PARENT, MERGER SUB, AND CHC LLC FURTHER ACKNOWLEDGES THAT NONE OF THE COASTAL ENTITIES NOR ANY COASTAL UNITHOLDER IS MAKING ANY REPRESENTATIONS OR WARRANTIES, AND NEITHER BUYER, PARENT, MERGER SUB, AND CHC LLC ARE RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF THE COASTAL ENTITIES OR ANY COASTAL UNITHOLDER, OTHER THAN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT (INCLUDING THE COASTAL DISCLOSURE SCHEDULE). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF BUYER, PARENT, MERGER SUB, AND CHC LLC HEREBY ACKNOWLEDGE THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY TRANSACTION DOCUMENT (INCLUDING THE COASTAL DISCLOSURE SCHEDULE), NEITHER THE COASTAL ENTITIES OR ANY COASTAL UNITHOLDER IS MAKING ANY REPRESENTATION OR WARRANTY WITH RESPECT TO: (I) ANY FINANCIAL PROJECTION OR FORECAST RELATING TO THE COASTAL ENTITIES, (II) MERCHANTABILITY, (III) FITNESS FOR ANY PARTICULAR PURPOSE, (IV) THE VIABILITY OR LIKELIHOOD OF SUCCESS OF THE BUSINESS OF THE COASTAL ENTITIES, OR (V) ANY OTHER INFORMATION MADE AVAILABLE, WHETHER PURSUANT TO ANY PRESENTATION MADE BY OR ON BEHALF OF THE COASTAL ENTITIES, PURSUANT TO ANY ELECTRONIC OR PHYSICAL DELIVERY OF DOCUMENTATION OR OTHER INFORMATION, OR OTHERWISE, TO BUYER, PARENT, MERGER SUB, AND CHC LLC, THEIR AFFILIATES AND THEIR RESPECTIVE REPRESENTATIVES, AND BUYER, PARENT, MERGER SUB, AND CHC LLC EXPRESSLY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY.

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Section 4.15 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this ARTICLE IV, none of Buyer, Parent, MergerSub, CHC LLC or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer, Parent, MergerSub or CHC LLC, including any representation or warranty as to the accuracy or completeness of any information regarding Buyer, Parent, MergerSub or CHC LLC furnished or made available to Coastal and its Representatives as to the future revenue, profitability or success of Buyer, Parent, MergerSub or CHC LLC or any representation or warranty arising from statute or otherwise in law.

ARTICLE V

COVENANTS

Section 5.01 FURTHER ASSURANCES; REMAINING MANAGERS. The Equityholders’ Representative shall act promptly, and use his commercially reasonable efforts, and shall cooperate with Buyer (or Buyer’s Affiliates) in making, or causing to be made, any filings, applications and submissions required or reasonably determined under applicable Law arising out of the transactions contemplated by this Agreement. Each of the managers set forth on Schedule 6.01(i)(ii) of this Agreement covenants and agrees to remain a manager of the designated Coastal Entity set forth on Schedule 6.01(i)(ii) until Buyer receives California Approval for such designated Coastal Entity.

Section 5.02 CONFIDENTIALITY. The Parties acknowledge that all information provided by or on behalf of the Coastal Entities or any of their Representatives in connection with this Agreement to Buyer or any of its Representatives shall be subject to the terms of Confidentiality Agreement dated as of June 23, 2021 (the “Confidentiality Agreement”), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the Closing and shall thereafter be terminated and of no further force and effect. If for any reason this Agreement is terminated prior to the Closing, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

Section 5.03 NOTIFICATIONOF CERTAIN MATTERS. With respect to any Regulated Subsidiary that has not been approved to own or control at Closing, or otherwise:

(a) Upon becoming aware, Equityholders’ Representative shall give prompt written notice to Buyer of (i) any notices or other communications from any Governmental Authorities regarding the transactions contemplated by this Agreement, except to the extent that any such matters arise from Buyer’s or its Affiliates’ operation of the Coastal Entities pursuant to the terms of the Service Agreements, or (ii) any Proceeding pending or, to the Knowledge of Coastal, threatened against a Party or the Parties relating to the transactions contemplated by this Agreement.

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Section 5.04 CONSENTS AND APPROVALS.

(a) Each of the Parties shall, and Coastal shall cause the other Coastal Entities to, and Parent shall cause Buyer to, cooperate with the other Parties and use its commercially reasonable efforts to promptly take, or cause to be taken, all actions and to do, or cause to be done, and to assist the other Parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Transaction and the other transactions contemplated by this Agreement, including: (i) obtaining all Orders or Governmental Authorizations of any Governmental Authority, making all registrations, declarations and filings with, and providing all necessary notices to, any Governmental Authority as are necessary for the consummation of the Transaction and the other transactions contemplated by this Agreement, including, for the avoidance of doubt, all notices necessary to preserve the Cannabis Licenses; (ii) obtaining from any other Person all consents, approvals, authorizations, qualifications and Orders as are necessary for the consummation of the Transaction and the other transactions contemplated by this Agreement, (iii) executing and delivering any additional instruments necessary to consummate the Transaction and the other transactions contemplated by this Agreement; and (iv) defending and contesting any Proceeding that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Transaction and the other transactions contemplated by this Agreement.

(b) Each of the Parties shall use its reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any filing, submission or written communication with a Governmental Authority in connection with the transactions contemplated by this Agreement and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated by this Agreement, including any Proceeding initiated by a private Person, and allow the other Parties to review in advance and consider in good faith the views of the other Parties with respect to such filing, submission or written communication, (ii) keep the other Parties informed in all material respects and on a reasonably timely basis of any material communication received by such Party from any Governmental Authority and of any material communication received or given in connection with any Proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other Parties with respect to information relating to the other Parties and their Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the transactions contemplated by this Agreement, and (iv) to the extent permitted by any applicable Governmental Authority or other Person, give the other Parties the opportunity to attend and participate in such meetings and conferences.

(c) Notwithstanding anything herein to the contrary, Buyer shall not be required to take or agree to undertake any action, including entering into any consent decree, hold separate order or other arrangement, that would (i) require the divestiture of any assets of Buyer, the Coastal Entities, or any of their respective Affiliates, (ii) limit Buyer’s freedom of action with respect to, or its ability to consolidate and control, the Coastal Entities or any of their assets or businesses or any of Buyer’s or its Affiliates’ other assets or businesses, or (iii) limit Buyer’s ability to acquire or hold, or exercise full rights of ownership with respect to, any Equity Securities of Coastal.

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Section 5.05 NEO LISTING MATTERS.

(a)  Neo Application Buyer and Parent covenant and agree, promptly after the date hereof, to file and submit to the NEO Exchange a Form 10 listing application covering all of the Parent Shares to be issued pursuant to the Amended Exchange Agreement.

(b) Neo Listing.    Buyer and Parent covenant and agree, promptly after the date hereof, to file and submit to the NEO Exchange a Form 10 listing application covering all of the Parent Shares to be issued pursuant to the Amended Exchange Agreement.

Section 5.06 SEC REGISTRATION. Parent shall file the Resale Registration Statement and Parent and the Coastal Unitholders shall comply with the provisions of Exhibit E hereto.

Section 5.07 PUBLIC ANNOUNCEMENTS. The Parties shall publicly announce the transactions contemplated hereby promptly following the Agreement Date, the text and timing of such announcement to be approved by each Party in advance, acting reasonably. No Party shall otherwise issue any press release or otherwise make any public announcement with respect to this Agreement or the Transaction without the consent of the other Parties (which consent shall not be unreasonably withheld or delayed); provided, however, that the foregoing shall be subject to each Party’s overriding obligation to make any disclosure or filing pursuant applicable Law or stock exchange rules, and the Party making such disclosure or filing shall use commercially reasonable efforts to give prior written notice to the other Parties and a reasonable opportunity to review or comment on such disclosure or filing, and if such prior notice is not possible, to give such notice as promptly as practicable following the making of such disclosure or filing.

Section 5.08 SHAREHOLDER LOANS; TERMINATION OF RELATED PARTY TRANSACTIONS. At or prior to the Closing, (a) all loans, and all related Liabilities with respect thereto, between any Coastal Unitholder, on the one hand, and any Coastal Entity, on the other hand, and (b) all Related Party Transactions other than those set forth on Schedule 5.06, in each case shall be terminated and shall not result in any further obligations of Coastal, Buyer or their respective Affiliates from and after the Closing.

Section 5.09 TAX MATTERS.

(a) For each Coastal Entity, Buyer shall prepare or cause to be prepared and the Coastal Unitholders shall file or cause to be filed all Tax Returns which are filed after the Management Transfer Date for such Coastal Entity for any taxable period ending on or prior to the Management Transfer Date for such Coastal Entity (such period being the “Pre-Agreement Tax Period” with respect to such Coastal Entity).  Each Tax Return referred to in this Section 5.07(a) will be prepared in a manner consistent with past practices and without a change of any Tax election or accounting method (in each case except as otherwise required by applicable Law).  At least thirty (30) days prior to the filing of each such Tax Return, Buyer will submit such Tax Return to the Equityholders’ Representative for review, comment and approval.  The Equityholders’ Representative will provide any written comments to Buyer no later than fifteen (15) days after receiving any such Tax Return and, if the Equityholders’ Representative does not provide any written comments within fifteen (15) days, the Coastal Unitholders will be deemed to have accepted such Tax Return.  The Parties will attempt in good faith to resolve any dispute with respect to any such Tax Return.  If the Parties are unable to resolve any such dispute at least ten (10) days before the date (with applicable extensions) for any such Tax Return, Buyer and the Equityholders’ Representative will jointly engage an Accountant to promptly resolve such dispute.  Buyer and Coastal will share equally the fees and expenses of the Accountant.  If the Accountant is unable to resolve any such dispute prior to the due date (with applicable extensions) for any such Tax Return, such Tax Return will be filed as prepared by Buyer subject to amendment, if necessary, to reflect the resolution of the dispute by the Accountant.  The Equityholders’ Representative will cooperate with the applicable Coastal Entity or the Surviving Corporation, as the case may be, in connection with the filing of such Tax Returns.  Buyer shall bear all costs and expenses incurred with respect to the preparation and filing of the Tax Returns for the Pre-Agreement Tax Period.

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(b) For each Coastal Entity, Buyer shall prepare or cause to be prepared and file or cause to be filed (or the Coastal Unitholders shall file or cause to be filed, if applicable) all Tax Returns which are filed for any taxable period that includes (but does not end on) the Management Transfer Date for such Coastal Entity (such period being the “Straddle Period” with respect to such Coastal Entity).  Each Tax Return referred to in this Section 5.07(b) will be prepared in a manner consistent with past practices (except as otherwise required by applicable Law).  At least thirty (30) days prior to the filing of each such Tax Return, Buyer will submit such Tax Return to the Equityholders’ Representative for review, comment and approval.  The Equityholders’ Representative will provide any written comments to Buyer no later than fifteen (15) days after receiving any such Tax Return and, if the Equityholders’ Representative does not provide any written comments within fifteen (15) days, the Coastal Unitholders will be deemed to have accepted such Tax Return.  The Parties will attempt in good faith to resolve any dispute with respect to any such Tax Return.  If the Parties are unable to resolve any such dispute at least ten (10) days before the date (with applicable extensions) for any such Tax Return, Buyer and the Equityholders’ Representative will jointly engage an Accountant to promptly resolve such dispute.  Buyer and the Coastal Unitholders will share equally the fees and expenses of the Accountant.  If the Accountant is unable to resolve any such dispute prior to the due date (with applicable extensions) for any such Tax Return, such Tax Return will be filed as prepared by Buyer subject to amendment, if necessary, to reflect the resolution of the dispute by the Accountant.  The Equityholders’ Representative will cooperate with Coastal in connection with the filing of such Tax Returns.  The Buyer shall bear the costs and expenses incurred with respect to the preparation and filing of the Tax Returns described in this Section 5.07(b).

(c) For each Coastal Entity, the portion of any Tax attributable to the portion of such Coastal Entity’s applicable Straddle Period ending on the Management Transfer Date for such Coastal Entity will (i) in the case of any Taxes other than sales or use taxes, value added taxes, employment taxes, withholding taxes and any Tax based on or measured by income, receipts or profits earned during the applicable Straddle Period, be deemed to be the amount of such Tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the portion of the applicable Straddle Period ending on the Management Transfer Date; and (ii) in the case of any sales or use taxes, value added taxes, employment taxes, withholding taxes and any Tax based on or measured by income, receipts or profits earned during the applicable Straddle Period, (x) be allocable to Coastal, as determined by multiplying the Tax due by a fraction, the numerator of which is the amount of gross revenue in 2021 that was realized prior to the Management Transfer Date, and the denominator of which is the total amount of gross revenue for 2021; and (y)  be allocable to Buyer, as determined by multiplying the Tax due by a fraction, the numerator of which is the amount of gross revenue in 2021 that was realized after the Management Transfer Date, and the denominator of which is the total amount of gross revenue for 2021.

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(d) Buyer and the Equityholders’ Representative shall cooperate fully, as and to the extent reasonably requested, in connection with Tax matters, including, without limitation, (i) the filing of Tax Returns and (ii) any audit or other Proceeding with respect to Taxes and Tax Returns. Such cooperation shall include the retention, and (upon the other Party’s request) the provision, of records and information which are reasonably relevant to any such Tax Return, determination, audit or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided, further, no Party shall be required to provide assistance at times or in amounts that would interfere unreasonably with the business and operations of such Party.

(e) Buyer shall provide the Equityholders’ Representative with notice of any written inquiries, audits, examinations or proposed adjustments by the IRS or any other taxing authority (a “Tax Proceeding”), which relate to any Pre-Agreement Tax Period and for any Straddle Period within 10 days of the receipt of such notice provided, however, that failure to give such notice on a timely basis shall not affect the Coastal Unitholders’ indemnification obligations with respect to such Tax Proceeding except to the extent the Coastal Unitholders shall have been actually and materially prejudiced as a result of such failure.  Buyer shall have the right to control any such Tax Proceeding at the Coastal Unitholders’ expense, provided that (i) the Equityholders’ Representative shall have the right to participate in any such Tax Proceeding, (ii) Buyer shall keep the Equityholders’ Representative reasonably informed of the status of such matter, and (iii) Buyer shall not settle any such proceedings without the Equityholders’ Representative’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(f) All transfer, documentary, sales, use, real property transfer, documentary, stamp, registration, transfer and conveyance Taxes and other similar Taxes, fees and costs (the “Transfer Taxes”) incurred in connection with this Agreement and the Transaction, if any, shall be borne by Buyer.  Notwithstanding the foregoing, all Transfer Taxes that are imposed by Law on a Coastal Unitholder or for which a Coastal Unitholder is otherwise personally liable, if any, shall be borne by such Coastal Unitholder and under no circumstances shall the Buyer have any obligation with respect to, or be liable for such Transfer Taxes.  Buyer and the Equityholders’ Representative shall cooperate in timely making and filing all filings, Tax Returns, reports and forms as may be required to comply with the provisions of applicable Tax Laws relating to Transfer Taxes.

(g) All Tax sharing, Tax allocation, Tax indemnification and similar agreements with respect to any Coastal Entity shall be terminated as of the Closing Date and after the Closing Date, no Coastal Entity shall be bound by, or have any liability, thereunder.

(h) The Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by applicable Law, including a determination within the meaning of Section 1313(a) of the Code. Each of the Parties agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

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(i) No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Transaction from qualifying for the Intended Tax Treatment.

(j) Any Tax refunds that are actually received by Buyer or the Coastal Entities for any Pre-Agreement Tax period or Straddle Period (whether in the form of cash received or as a credit to Taxes otherwise payable, and including any interest in respect thereof) as a result of Buyer or the Coastal Entities claiming employee retention tax credits under the CARES Act (or any similar Tax credits under any similar program or provisions in any jurisdiction) (“Pre-Closing Cares Credits”), shall be accounted for by Buyer and used solely for (A) payment or reimbursement of D&O Expenses (defined below), (B) payment or reimbursement of the D&O Premium (defined below), and/or (C) payment or reimbursement of Pre-Closing Liabilities, after applying Coastal Cash (collectively, “Qualified Expenses”). Promptly after the second anniversary of the Closing, Buyer shall account to the Equityholders’ Representative in writing for the total amount of Qualified Expenses (plus a reasonable reserve for any then unresolved Qualified Expenses). To the extent that the amount of Pre-Closing Cares Credits exceeds the Qualified Expenses, then, subject to Section 7.12, Buyer shall pay such excess Pre-Closing Credits (the “Excess Tax Credits”), if any, to the Coastal Unitholders, pro rata in accordance with their respective amounts of Merger Consideration previously paid to such Persons. If any Qualified Expense relates to a Proceeding, Buyer shall consult with Equityholders’ Representative and consider the input of the Equityholders’ Representative in good faith prior to agreeing to any settlement of such Proceeding. Except as provided above, any and all other refunds for Taxes (whether in the form of cash received or as a credit to Taxes otherwise payable and including any interest in respect thereof actually received from a Governmental Authority), related to, or resulting or arising, directly or indirectly, from Taxes of the Coastal Entities shall remain the property of the Coastal and Buyer as owner of Coastal.

Section 5.10 INDEMNIFICATIONOF OFFICERS AND MANAGERS AND INSURANCE.

(a) For a period of six years from and after the Closing Date, Coastal shall continue to abide by the indemnification provisions for the benefit of past and present officers and managers of Coastal pursuant to the Coastal Operating Agreement and under applicable Laws for acts or omissions which occurred at or prior to the Closing Date, and with respect to the Persons on Schedule 6.01(i)(ii) and for the positions that they will retain at the Coastal Subsidiaries set forth thereon, for acts or omissions occurring during the period in which such Persons hold such positions (the “D&O Indemnity Provisions”).   No amendment of the Coastal Operating Agreement after the date hereof will affect the rights of the covered Persons under the D&O Indemnity Provisions as set forth in the Coastal Operating Agreement as written prior to such amendment.  Notwithstanding the foregoing or anything to the contrary in this Agreement, the provisions of this Section 5.10(a) shall not apply to any claim or action by any such officer or manager brought against Buyer or any of its Affiliates or Coastal or any of its predecessors, successors, assigns, officers, managers, stockholders, employees, agents or Affiliates in response to or in connection with any claim brought by an any such person for breach of this Agreement.

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(b) To the extent necessary for continued coverage of any Loss arising out of the operations of Coastal and the Regulated Subsidiaries prior to the Management Transfer Date and through and including the execution and delivery of this Agreement, Coastal shall purchase and Buyer shall pay for prior to the Closing a fully prepaid six-year “tail” policy under Coastal’s existing managers’ and officers’ liability insurance policies, each of which  covers those Persons who are currently covered by Coastal’s existing managers’ and officers’ liability insurance policy in effect as of the Agreement Date for matters, acts or omissions occurring at or prior to the Closing (the “Company Indemnified Parties”) (collectively, the “Tail Policies”). The provisions of this Section 5.10(b) are intended for the benefit of, and shall be enforceable by, all Company Indemnified Parties and their respective heirs and representatives. The rights of the Company Indemnified Parties under this Section 5.10(b) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by Contract, applicable Laws or otherwise.  The cost of such Tail Policies is referred to herein as the “D&O Premium” and any and all other amounts paid by Coastal or its Affiliates under the D&O Indemnity Provisions is referred to herein as “D&O Expenses”.

(c) In the event Buyer, Coastal or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, the obligations set forth in this Section 5.10 shall survive and be binding on such successor Person.

Section 5.11 RESTRICTIVE COVENANTS. The Coastal Unitholders agree that Parent and Buyer are relying on the covenants and agreements set forth in this Section 5.09, that without such covenants Parent and Buyer would not enter into this Agreement or the transactions contemplated hereby, and that the Merger Consideration (and the substantial value of the goodwill of Coastal and the Business being acquired by Buyer hereunder) is sufficient consideration to make the covenants and agreements set forth herein enforceable.

(a) Non-Solicitation; Non-Interference. During the Restricted Period, no Coastal Unitholder listed on Schedule 5.09 (each a “Restricted Member”) shall, directly or indirectly, alone or in combination with or for the benefit of any other Person, engage in any of the following activities:

(i)

(A) request, solicit or encourage, or assist any Person in requesting, soliciting or encouraging, or accept or assist any Person in accepting if offered with or without solicitation, the employment or services of any Person who is (or was during the 12 month period preceding such action or acceptance) a Protected Personnel, (B) request, solicit or encourage, or assist any Person in requesting, soliciting or encouraging, any Protected Personnel to terminate such Person’s employment or engagement with Coastal, Buyer or Parent, or (C) hire or engage, agree to hire or engage or assist any other Person in hiring or engaging the services of any Protected Personnel;

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(ii)

interfere with, alter, or attempt to interfere with or alter, any relationship between Coastal, Buyer or any of its Affiliates, on the other hand, and any Protected Business Contact or Protected Personnel, on the other hand; or

(iii)

(A) own any interest in, manage, control, participate in, consult with or be or become engaged or involved in any Person engaged in or to engage in a licensed cannabis retail business within the city limits of any Location (other than the Location for SCC, for which this Section 5.09(a)(iii) will apply to any Person engaged in or to engage in a licensed cannabis retail business within a one (1) mile radius of SCC) (the “Territory”), including by being or becoming an organizer, owner, co-owner, trustee, promoter, affiliate, investor, lender, partner, joint venturer, stockholder, officer, director, employee, consultant, licensor or advisor of, to or with any Person engaged in or to engage in any such competitive business; or (B) make any investment (whether equity, debt or other) in, lend or otherwise provide any money or assets to, or provide any guaranty or other financial assistance to any Person engaged in or to engage in any such competitive business in the Territory; provided, however, that nothing herein shall prevent such Restricted Member from owning, solely as an investment, (x) less than five percent (5%) of the equity securities of any corporation which are publicly traded, if the Restricted Member has no active participation in the business of such corporation; or (y) less than twenty percent (20%) of the equity securities of any privately-held corporation, if owned as of the date hereof, disclosed in writing to Buyer and the Restricted Member has no active participation in the business of such corporation.

(b) Tolling.  If any Restricted Member engages in an activity prohibited by Section 5.09(a), then the Restricted Period shall be automatically extended for a period of time equal to the duration of such Restricted Member’s engagement in such prohibited activity.

(c) Remedies. The Parties agree that any breach or anticipated or threatened breach of any of covenants contained in this Section 5.09 will result in irreparable harm and continuing damages to Buyer, Parent and its Affiliates and that Buyer’s and Parent’s remedy at law for any such breach or anticipated or threatened breach will be inadequate, and Buyer and Parent will suffer damages that may be difficult to quantify at the time of violation. Accordingly, in addition to any and all other remedies that may be available to Buyer or Parent at law or in equity in such event (including seeking such monetary damages as it can show it has sustained by reason of such breach or anticipated or threatened breach), Buyer and Parent shall be entitled to specific performance, a temporary and permanent injunction or other equitable relief, without the necessity of Buyer or Parent posting bond or furnishing other security and without proving damages or injury or the inadequacy of the available remedies at law, including any injunction or other equitable relief enjoining and restricting the breach or threatened breach of any such covenant. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). Each Buyer Indemnified Party shall be express third party beneficiaries of this Agreement and shall be entitled to enforce the provisions hereof as if a party hereto.

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ARTICLE VI

CLOSING DELIVERABLES

Section 6.01 DELIVERABLES OF COASTAL. Unless waived in writing by Buyer (to the extent permitted by applicable Law), Coastal shall have delivered or caused to be delivered to the Buyer prior to or contemporaneously with the Closing:

(a) Consents and Approvals. Coastal shall have received all consents and approvals set forth in Schedule 6.01(a) of the Coastal Disclosure Schedule on terms satisfactory to Buyer and Coastal, each acting reasonably.

(b) Coastal Unitholder Approval. An executed copy of the Coastal Transaction Resolutions.

(c) US Tax Affidavit. Coastal shall have delivered an affidavit, executed on behalf of Coastal and sworn under penalties of perjury, stating that Coastal is not and has not been a United States real property holding corporation, and dated as of the Closing Date and in form and substance required under Treasury Regulations Sections 1.897-2(h) and 1.1445-3 together with the appropriate notice to the IRS, such that Buyer is exempt from withholding any portion of the Merger Consideration under Section 1445 of the Code.

(d) Tail Policies. Coastal shall have obtained and delivered the bound Tail Policies (to be done within five (5) Business Days after Closing).

(e) Spreadsheet. Coastal shall have delivered the Spreadsheet to Buyer.

(f) Operating Agreement Amendment. Coastal and the requisite Coastal Unitholders necessary to approve the Coastal Operating Agreement shall have executed and delivered the Coastal Operating Agreement, and Coastal shall have provided a true and correct copy thereof to Buyer.

(g) Amendments to Regulated Subsidiary Organizational Documents. Coastal shall have amended the Organizational Documents of the Regulated Subsidiaries in form and substance mutually agreed by Coastal and Buyer.

(h) LMAJ Settlement. A settlement and release agreement, executed by each of LMAJ, Buyer, Coastal, LMAJ, LLC, Blue Goose, LLC, Lucenzo, LLC, William De Leon, and the other parties thereto, in form and substance mutually agreed by Buyer and Coastal (the “LMAJ Settlement”), shall have been executed and delivered by all the parties thereto.

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(i) Other Closing Deliverables. The Coastal Unitholders shall have delivered or caused to be delivered to Buyer each of the following documents and instruments:

(i)

a certificate of good standing (or applicable equivalent) from the Secretary of State (or other applicable Governmental Authority) of each Coastal Entity’s jurisdiction of organization and each jurisdiction in which each Coastal Entity is qualified to conduct business as a foreign entity, in each case dated no more than 10 Business Days before the Closing Date and certifying as to the good standing (or applicable equivalent) of each Coastal Entity in such jurisdiction;

(ii)

written resignations in form and substance reasonably acceptable to Buyer effective as of the Closing from each officer and director of each Coastal Entity, except for such officers set forth on Schedule 6.01(i)(ii) attached hereto, each of which will remain a manager of the designated Coastal Entity until Buyer receives California Approval for such designated Coastal Entity;

(iii)	First California Certificate of Merger, executed by Coastal;

(iv)	documentation evidencing the elimination of or an effective drag-along of the profits interests of Sam Fant (Stockton) and Keith Burks (Concord);

(v)	submission of Concord’s documentation necessary for Local Approval of Coastal Retail Concord, LLC and the related approval of the Concord MSA;

(vi)

a written and executed termination of the following Nominee Agreements and transfer of ownership to Buyer: (A) Membership Interest Nominee Agreement, dated as of June 10, 2021, among Coastal Retail Lompoc LLC, Coastal and the Nominees, and (B) License Nominee Agreement, dated as of June 10, 2021, among Coastal, Coastal Retail Lompoc, LLC and the Nominees;

(vii)

amendment and restatement of the following Nominee Agreements, and execute and delivery of the Concord MSA (to be effective automatically upon city approval), and execution of an assignment of equity (to be effective automatically upon Local Approval): (A) Membership Interest Nominee Agreement, dated as of December 19, 2020, among Coastal Retail Concord, LLC, Coastal and the Nominees, and (B) License Nominee Agreement, dated as of December 19, 2020, among Coastal Retail Concord, LLC, Coastal and the Nominees;

(viii)	form of Unitholder Acknowledgment approved by Buyer, delivered to and executed by Coastal Unitholders holding at least a majority of each class of Coastal Units;

(ix)	a release from each Manager and Officer set forth on Schedule 6.01(i)(ix) releasing Buyer, Coastal and their respective Affiliates; and

(x)	all other instruments and documents reasonably requested by Buyer.

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Section 6.02 DELIVERABLES OF BUYER, PARENT, MERGERSUB AND CHC LLC. Unless waived in writing by the Equityholders’ Representative, Buyer shall have delivered or caused to be delivered the following to Coastal prior to or contemporaneously with the Closing:

(a) The portion of the Merger Consideration to each Coastal Unitholder that executes and delivers a Unitholder Acknowledgment;

(b) The First California Certificate of Merger, executed by MergerSub;

(c) The Second California Certificate of Merger, executed by the CHC Surviving Company and CHC LLC; and

(d) An executed copy of the Buyer Resolutions.

ARTICLE VII

GENERAL PROVISIONS

Section 7.01 EXPENSES. Except as otherwise provided herein, all fees and expenses incurred in connection with this Agreement, the Transaction and the other transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Transaction or any of the other transactions contemplated by this Agreement are consummated.

Section 7.02 NOTICES. All notices and other communications hereunder shall be in writing in one of the following formats and shall be deemed given: (a) upon actual delivery if personally delivered to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; (b) when sent if sent by email to the Party to be notified if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; provided, however, that notice given by email shall not be effective unless (i) such notice specifically states that it is being delivered pursuant to this Agreement and (ii) either (A) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 7.02; or (B) the receiving Party delivers a written confirmation of receipt for such notice either by email (excluding “out of office” or similar automated replies) or any other method described in this Section 7.02; or (c) when delivered if sent by a courier (with confirmation of delivery) if received prior to 5:00 p.m. on a Business Day in the place of receipt, otherwise such notice or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt; in each case to the Party to be notified at the following address:

If to Buyer, to:

c/o TPCO US Holding LLC

1550 Leigh Avenue

San Jose, CA 95125

Attention: General Counsel and Chief Legal Officer

Email: colin@theparent.co; judith@theparent.co

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with copies (which shall not constitute notice) to:

Benesch, Friedlander, Coplan & Aronoff LLP

71 South Wacker Drive

Suite 1600

Chicago, IL 60606

Attention: William E. Doran

Email: wdoran@beneschlaw.com

if to the Coastal Unitholders or to the Equityholders’ Representative, to:

Julian Michalowski

2808 Coast Line Ct.

Las Vegas, NV 89177

Email: julian@coastalcalifornia.com

with copies (which shall not constitute notice) to:

Venable LLP

101 California St., Suite 3800

San Francisco, CA 94111

Attention: Arthur E. Cirulnick, Esq.

Email: AECirulnick@venable.com

Section 7.03 ENTIRE AGREEMENT. The Parties acknowledge that the UPA is terminated; provided that the Notes shall not terminate and shall remain in full force and effect. Except as expressly set forth herein, this Agreement (including the Exhibits hereto, the Buyer Disclosure Schedule and Coastal Disclosure Schedule), together with the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties and their Affiliates, or any of them, with respect to the subject matter of this Agreement and the Confidentiality Agreement. Upon the Closing, the Confidentiality Agreement shall terminate.

Section 7.04 AMENDMENT; WAIVER. This Agreement may be amended, modified or waived only by the written agreement of Buyer and the Equityholders’ Representative. No failure or delay of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with its obligations hereunder, no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, expressly set forth therein.

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Section 7.05 NO THIRD-PARTY BENEFICIARIES. This Agreement shall inure exclusively to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person (other than the Parties or their respective successors and permitted assigns) any rights, remedies, obligations or Liabilities under or by reason of this Agreement.

Section 7.06 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part (by operation of law or otherwise), by either of the Parties without the prior written consent of the other Party, and any attempt to make any such assignment without such consent shall be null and void, except that Buyer may assign to an Affiliate or in connection with a sale of its business. Subject to the immediately preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

Section 7.07 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, the internal Laws of the State of California, without giving effect to any Law that would cause the Laws of any jurisdiction other than the State of California to be applied.

Section 7.08 CONSENT TO JURISDICTION; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. As to any Proceeding arising under or related to this Agreement, each of parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the state of the United States of America located in the City of Los Angeles, California in the event any dispute arises out of this Agreement or any transaction contemplated hereby, and agrees that the Proceeding must be brought and litigated in, and decided by, the state courts located in Los Angeles, California; (b) waives any argument that personal jurisdiction or venue in any such court is improper, inappropriate or inconvenient, and agrees not to attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees never to assist, participate in or consent to any such Proceeding being transferred to, litigated in or decided by any other court. In no event shall a Proceeding be adjudicated in Federal District Court. In the event that any Party commences a Proceeding in Federal District Court or moves to remove such Proceeding to Federal District Court, the parties hereby mutually agree to stipulate to remove such Proceeding to a state court, and the Party that brought such Proceeding in Federal District Court shall reimburse the other Parties for all costs and expenses incurred as a result of bringing such Proceeding in Federal District Court and its removal to state court. Each Party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof by certified mail, return receipt requested and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 9.08 shall affect or eliminate any right to serve process in any other manner permitted by law. THE PARTIES HERETO EACH HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN TORT, CONTRACT, EQUITY OR OTHERWISE. EACH OF THE PARTIES HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH DISPUTE SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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Section 7.09 SPECIFIC PERFORMANCE; REMEDIES. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to enforce specifically the provisions of this Agreement, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, in any court designated to resolve disputes concerning this Agreement (or, if such court lacks subject matter jurisdiction, in any appropriate state or federal court), this being in addition to any other remedy to which such Party is entitled at Law or in equity. Each Party further agrees not to assert and waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or provide indemnity as a prerequisite to obtaining equitable relief. Except to the extent set forth otherwise in this Agreement, all remedies under this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or in equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

Section 7.10 SEVERABILITY. If any term or provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Agreement will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 7.11 COUNTERPARTS; DELIVERIES. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same instrument. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via email, cloud-based transfer or file transfer protocol, or use of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument shall raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

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Section 7.12 EQUITYHOLDERS’ REPRESENTATIVE.

(a) Each Coastal Unitholder hereby irrevocably constitutes and appoints Julian Michalowski as its true and lawful attorney-in-fact and agent (the “Equityholders’ Representative”) with full power of substitution to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated hereby and the exercise of all rights and the performance of all obligations hereunder, including: (i) receiving payments under or pursuant to this Agreement and disbursements thereof to the Coastal Unitholders, as contemplated by this Agreement; (ii) receiving and forwarding of notices and communications pursuant to this Agreement and accepting service of process; (iii) giving or agreeing to, on behalf of all of the Coastal Unitholders, any and all consents, waivers and amendments deemed by the Equityholders’ Representative, in its reasonable and good faith discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; and (iv) with respect to any and all matters arising under this Agreement, (A) disputing or refraining from disputing, on behalf of each Coastal Unitholder relative to any amounts to be received by the Coastal Unitholders under this Agreement or any agreements contemplated hereby, or any claim made by Buyer under this Agreement, (B) negotiating and compromising, on behalf of each Coastal Unitholder, any dispute that may arise under, and exercise or refrain from exercising any remedies available under, this Agreement, and (C) executing, on behalf of each Coastal Unitholder, any settlement agreement, release or other document with respect to such dispute or remedy, except in each case with respect to a dispute between any Coastal Unitholder on the one hand and the Equityholders’ Representative on the other hand, provided that, in each case, the Equityholders’ Representative shall not take any action adverse to any Coastal Unitholder unless such action is also taken proportionately with respect to the others.  As to any expenses incurred in connection with the performance of his duties as Equityholders’ Representative, the Equityholders’ Representative shall be paid or reimbursed for such expenses out of the Excess Tax Credit, if any, or by the Coastal Unitholders.

(b) Each Coastal Unitholder hereby agrees that: (i) in all matters in which action by the Equityholders’ Representative is required or permitted, the Equityholders’ Representative is authorized to act on behalf of such Coastal Unitholder, notwithstanding any dispute or disagreement among the Coastal Unitholders, and Buyer shall be entitled to rely on any and all action taken by the Equityholders’ Representative under this Agreement without any Liability to, or obligation to inquire of, any Coastal Unitholder, notwithstanding any knowledge on the part of Buyer of any such dispute or disagreement; (ii) all decisions, actions, consents and instructions by the Equityholders’ Representative shall be binding upon all of the Coastal Unitholders, and no Coastal Unitholder shall have the right to object to, dissent from, protest or otherwise contest any such decision, action, consent or instruction; (iii) notice to the Equityholders’ Representative, delivered in the manner provided in Section 7.02 shall be deemed to be notice to each Coastal Unitholder for the purposes of this Agreement; (iv) the appointment of the Equityholders’ Representative is coupled with an interest and shall be irrevocable by such Coastal Unitholder in any manner or for any reason; and (v) in the event that the person or entity serving as the Equityholders’ Representative dies, becomes incapacitated, files for bankruptcy protection or otherwise becomes unable to serve as a representative of the Coastal Unitholders, Julian Michalowski shall be the Equityholders’ Representative.

Section 7.13 ACKNOWLEDGEMENT. The Parties acknowledge that: (i) Cannabis is a Schedule I controlled substance under the Federal Cannabis Laws; (ii) the use, possession, sale and distribution of Cannabis is illegal under the U.S. federal laws; and (iii) the illegality of Cannabis under the U.S. federal laws may preempt state laws that legalize its use. The Parties further acknowledge that California state law does not provide any protections for any civil or criminal violations of the U.S. federal laws. Notwithstanding the foregoing, this Agreement remains valid and enforceable under applicable state law.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

BUYER:

COAST L ACQUISITION CORP.

By:	/s/ Troy Datcher
Name: Troy Datcher Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

PARENT:

TPCO HOLDING CORP.

By:	/s/ Troy Datcher
Name: Troy Datcher Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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 IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

MERGERSUB:

COASTAL MERGERSUB 1, INC.

By:	/s/ Troy Datcher
Name: Troy Datcher Title: President and Chief Executive Officer

CHC LLC:

COASTAL MERGERSUB 2, LLC

By:	/s/ Troy Datcher
Name: Troy Datcher Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

RESTRICTED MEMBERS:

(For the limited purpose of its obligations under Sections 5.09 in consideration of the sale of 100% of their respective direct or indirect ownership interests in Coastal):

/s/ Julian Michalowski
Julian Michalowski

/s/ Malante Hayworth
Malante Hayworth

/s/ Josh Ginsburg
Josh Ginsburg

/s/ Steven Loeb
Steven Loeb

/s/ Jason Loeb
Jason Loeb

[Signature Page to Agreement and Plan of Merger]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above

COASTAL:

COASTAL HOLDING COMPANY, LLC

By:	/s/ Julian Michalowski
Name: Julian Michalowski Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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 IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

EQUITYHOLDERS’ REPRESENTATIVE

By:	/s/ Julian Michalowski
Name: Julian Michalowski Title: Equityholders’ Representative

[Signature Page to Agreement and Plan of Merger]

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EXHIBIT A

FIRST CALIFORNIA CERTIFICATE OF MERGER

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EXHIBIT B

SECOND CALIFORNIA CERTIFICATE OF MERGER

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EXHIBIT C

POST-MERGER COASTAL OPERATING AGREEMENT

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EXHIBIT D

AMENDED EXCHANGE AGREEMENT

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EXHIBIT E

REGISTRATION COMMITMENT

(Capitalized terms used in this Exhibit shall have the meanings assigned to them in the Agreement and Plan of Merger to which this Exhibit is attached)

1. The Parent shall prepare and, as soon as practicable after, but in no event later than thirty (30) days after, the Closing Date, file with the United States Securities and Exchange Commission (the “Commission”) an initial Registration Statement on Form S-1 (or any successor form) covering the resale by the Holders in accordance with applicable Commission rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Holders under the Securities Act (the “Resale Registration Statement”). The Parent shall use its commercially reasonable efforts to have the Resale Registration Statement declared effective by the Commission as soon as reasonably practicable following the filing thereof with the Commission, but no later than the fifth (5th) Business Day after the date the Parent is notified (orally or in writing, whichever is earlier) by the Commission that the Resale Registration Statement will not be “reviewed” or will not be subject to further review.

2. Notwithstanding anything to the contrary contained in this Agreement, the Parent shall use all commercially reasonable efforts to ensure that, when filed and at all times while effective, the Resale Registration Statement (including, without limitation, all amendments and supplements thereto) and the Prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Resale Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

3. Subject to Section 7 of this Exhibit (including, for the avoidance of doubt, Allowable Grace Periods (as defined below)), the Parent shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to the Resale Registration Statement and the Prospectus used in connection with each the Resale Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Parent required to be covered by the Resale Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Holder or the end of the Registration Period, whichever occurs first.

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4. Subject to Section 7 of this Exhibit (including, for the avoidance of doubt, Allowable Grace Periods), the Parent shall use its commercially reasonable efforts to prepare and file with the Commission such amendments (including, without limitation, post-effective amendments) and supplements to the Resale Registration Statement and the Prospectus used in connection with each such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each the Resale Registration Statement effective (and the Prospectus contained therein current and available for use) at all times during the Registration Period and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Parent required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the Holder or the end of the Registration Period, whichever occurs first.

5. The Parent shall notify the Equityholders’ Representative in writing of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the Prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Parent or any of its Subsidiaries), and, subject to Section 7 of this Exhibit, promptly prepare a supplement or amendment to such Registration Statement and such Prospectus contained therein to correct such untrue statement or omission and deliver one (1) electronic copy of such supplement or amendment to the Equityholders’ Representative. The Parent shall also promptly notify the Equityholders’ Representative in writing (i) when a Prospectus or any Prospectus Supplement or post-effective amendment has been filed, when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Equityholders’ Representative by facsimile or e-mail on the same day of such effectiveness), and when the Parent receives written notice from the Commission that the Resale Registration Statement or any post-effective amendment will be reviewed by the Commission, (ii) of any request by the Commission for amendments or supplements to the Resale Registration Statement or related Prospectus or related information, (iii) of the Parent’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate and (iv) of the receipt of any request by the Commission or any other federal or state governmental authority for any additional information relating to the Registration Statement or any amendment or supplement thereto or any related Prospectus. The Parent shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to a Registration Statement or any amendment thereto.

6. The Parent shall (i) use all commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement or the use of any Prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible time and (ii) notify the Equityholders’ Representative of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding.

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7. Notwithstanding anything to the contrary contained herein (but subject to the last sentence of this Section 7), at any time after the Effective Date of the Resale Registration Statement, the Parent may, upon written notice to the Equityholders’ Representative, suspend use by the Holders of any prospectus that is a part of any Registration Statement (in which event the Holders shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but may settle any previously made sales of Registrable Securities) if the Parent (x) is pursuing an acquisition, merger, tender offer, reorganization, disposition or other similar transaction and the Parent determines in good faith that (A) the Parent’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in such Registration Statement or other registration statement or (B) such transaction renders the Parent unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause any Registration Statement (or such filings) to be used by a Holder or to promptly amend or supplement any Registration Statement contemplated by this Agreement on a post effective basis, as applicable, or (y) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Parent, would materially adversely affect the Parent (each, an “Allowable Grace Period”); provided, however, that in no event shall the Holders be suspended from selling Registrable Securities pursuant to any Registration Statement for a period that exceeds sixty (60) consecutive trading days or an aggregate of one hundred twenty (120) days in any three hundred and sixty-five (365)-day period. Upon disclosure of such information or the termination of the condition described above, the Parent shall provide prompt notice, but in any event within one Business Day of such disclosure or termination, to the Equityholders’ Representative and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated in this Agreement (including as set forth in the first sentence of Section 5 with respect to the information giving rise thereto unless such material, non-public information is no longer applicable).

8. At least ten (10) days prior to the first anticipated filing date of each Registration Statement (or such shorter period to which the parties agree), the Parent shall notify the Equityholders’ Representative in writing of the information the Parent reasonably requires from the Holder with respect to such Registration Statement. It shall be a condition precedent to the obligations of the Parent to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Parent such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Parent may reasonably request.

9. With a view to making available to the Holders the benefits of Rule 144, the Parent agrees to: (a) use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144; (b) use all commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Parent under the Securities Act and the Exchange Act so long as the Parent remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; (c) furnish to the Holders, promptly upon request, (i) a written statement by the Parent, if true, that it has complied with the reporting, submission and posting requirements of Rule 144 and the Exchange Act, and (ii) a copy of the most recent annual or quarterly report of the Parent and such other reports and documents so filed by the Parent with the Commission if such reports are not publicly available via EDGAR.

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10. Each Holder, as a condition to having its Registrable Securities included in the Resale Registration Statement, agrees to the following:

a.

Cooperate with the Parent as reasonably requested by the Parent in connection with the preparation and filing of each Registration Statement and amendment or supplement thereto hereunder, unless such Holder has notified the Parent in writing of the Person’s election to exclude all of such Person’s Registrable Securities from the Registration Statement.

b.

Upon receipt of any notice from the Parent of the happening of any event of the kind described in Section 7 or the first sentence of 5, the Holder shall as soon as is reasonably practicable discontinue disposition of Registrable Securities pursuant to the Registration Statement(s) until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7 or the first sentence of Section 5 or receipt of notice that no supplement or amendment is required.

c.

Comply in all material respects with the prospectus delivery (including pursuant to Rule 172 under the Securities Act) and other requirements of the Securities Act as applicable to the Holder in connection with sales of Registrable Securities pursuant to the Registration Statement.

11. Each Holder acknowledges that (i) Parent is an issuer of the type referred to in Rule 144(i); (ii) the Registrable Securities will not be eligible for resale pursuant to Rule 144 if, at the time of such resale, the Company has not filed all reports and other materials (other than Form 8-K reports) required to be filed by it pursuant to §13 or §15(d) of the Exchange Act, as applicable, during the preceding 12 months. Each member further acknowledges that in connection with any request for the removal of the restricted legend with respect to the lack of registration of the Registrable Securities under the Securities Act, such Member shall provide a Legend Removal Certificate in substantially the form set forth on Schedule A to this Exhibit E (a “Legend Removal Certificate”). Upon receipt of a properly completed Legend Removal Certificate, the Company will work with its transfer agent to remove any restricted legends on the Shares.

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Schedule A To Exhibit E

LEGEND REMOVAL CERTIFICATE

The undersigned shareholder (the “Shareholder”) of TPCO HOLDING CORP., a British Columbia company (the “Company”), is delivering this certificate to the Company in connection with the Shareholder’s request to remove the transfer restriction legends under the Securities Act of 1933, as amended (the “Securities Act”), from certificates or book-entry notations issued in the Shareholder’s name with respect to the number of common shares, no par value, of the Company set forth on Schedule I hereto (the “Shares”).

A.

The Shareholder hereby represents and warrants to the Company that the Shareholder is not currently an affiliate of the Company, as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act (“Rule 144”), and has not been an affiliate of the Company for a period of three months prior to the date hereof.

B.

The Shareholder acquired and fully paid for the above securities at least one year ago, or acquired the securities from a non-affiliate of the Company, who acquired and fully paid for the securities at least one year ago, with such time periods being computed in accordance with paragraph (d) of Rule 144 and interpretations of the Division of Corporation Finance of the Securities and Exchange Commission thereunder.

C.

The Shareholder hereby represents and warrants to the Company that the Shareholder is sophisticated in financial matters and is familiar with the registration requirements under the Securities Act. If the Shareholder is an investment fund, the Shareholder’s chief compliance officer (or the chief compliance officer of the general partner, manager or other entity which manages the Shareholder) has reviewed this certificate and is aware that the Shareholder will be executing and delivering this certificate to the Company and undertaking the obligations set forth herein.

D.	The Shareholder acknowledges that the Company is formerly a “special purpose acquisition corporation” and therefore an issuer described in subsection (i)(1)(i) of Rule 144.

E.	The Shareholder did not originally acquire the Shares with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

F.

If the Shareholder is an investment fund, the Shareholder has established and maintains adequate controls and procedures to ensure that the Shares are transferred and/or sold only pursuant to: (i) an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein or (ii) an exemption from the registration requirements of the Securities Act. Such controls include, but are not limited to, procedures designed to identify, segregate, and control the Shares. Such controls and procedures are effective in all material respects to perform the functions for which they were established.

G.	The Shareholder hereby covenants that:

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1.	The Shareholder will transfer the Shares only:

(a)

pursuant to an effective resale registration statement under the Securities Act registering the Shareholder’s resale of the Shares, which includes a prospectus that is current, and in the manner contemplated by such registration statement, including the “Plan of Distribution” contained therein, provided that the Shareholder has not received oral or written notice from the Company that use of the prospectus is suspended or that the prospectus otherwise may not, at such time, be used for transfers of the Shares; or

(b)

in accordance with Rule 144, including the requirement of subsection (i)(2) of Rule 144 that the Company: (i) be then subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) has filed all reports and other materials required to be filed by Section 13 or 15(d) of such Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; or

(c)

pursuant to another exemption from the registration requirements of the Securities Act, provided that the Shareholder provides the Company with advance notice of such transfer and an opinion of counsel that the proposed transfer is exempt from the registration requirements of the Securities Act.

2.

The Shareholder acknowledges and agrees that the Company is under no obligation to provide oral or written notice to the Shareholder regarding the availability of an exemption from registration pursuant to Rule 144, and the Shareholder shall be responsible for ensuring that any proposed transfers of the Shares in reliance upon Rule 144 comply with Rule 144, including without limitation subsection (i)(2) thereof. The Shareholder further acknowledges and agrees that Rule 144 may not be available as an exemption from registration for future transfers of Shares.

3.

The Shareholder will provide the Company with any update to the Shareholder’s contact information set forth on the signature page hereof for purposes of any notification to be delivered to the Shareholder relating hereto.

H.

The Shareholder agrees that, in connection with the matters described above, the Company, Paul Hastings LLP, its legal counsel or any future legal counsel, and the Company’s transfer agent, may rely upon the statements, representations and warranties made herein, as if this letter had been addressed to them, for purposes of preparing and delivering any legal opinion(s) required in connection with the removal of the transfer restriction legends from the Shares and the Company’s transfer agent is authorized to rely on this certificate in connection with the removal of the transfer restriction legends from the Shares. The Shareholder hereby agrees to indemnify and to hold harmless the Company, its officers, employees or representatives, its legal counsel and transfer agent (each an “Indemnified Person”) from any liability for any breach of the foregoing representations and warranties and covenants (and the costs and expenses of defending against such liability or alleged liability); provided that in no event will an Indemnified Person be entitled to recover or make a claim for any amount in respect of consequential, incidental or indirect damages, lost profits or special or punitive damages.

[Signature page follows]

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Very truly yours,

Name of Shareholder:
Signature:
Name of Signatory:
Title of Signatory:
Date:

Contact Name No. 1:
Phone Number:
Email:

Contact Name No. 2:
Phone Number:
Email:

- 83 -

Schedule I to Schedule A to Exhibit E

Entity/Individual Legal Name	Registration Name	Tax Identification Number	Number of Shares	Share Certificate or Book Entry Information

- 84 -

SCHEDULE 1.01(a)

Regulated Subsidiaries

- 85 -

SCHEDULE 1.01(b)

Coastal Transaction Expenses and Coastal Cash

- 86 -

SCHEDULE 2.02(b)

- 87 -

SCHEDULE 5.06

Related Party Transactions

- 88 -

SCHEDULE 5.09

Restricted Members

- 89 -

SCHEDULE 6.01(a)

Required Consents

- 90 -

SCHEDULE 6.01(i)(ii)

Continuing Managers

- 91 -

SCHEDULE 6.01(i)(ix)

Releasing Managers and Officers

- 92 -